UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
HYSTER-YALE MATERIALS HANDLING, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING

PROXY STATEMENT

PART ONE - CORPORATE GOVERNANCE INFORMATION
Composition of the Board
Directors' Meetings and Committees
Board Leadership Structure
Board Oversight of Risk Management
Code of Conduct
Review and Approval of Related Party Transactions
Communication with Directors
Report of the Audit Review Committee

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2015 ANNUAL MEETING
1. Election of Directors (Proposal 1)
Director Nominee Information
Director Compensation
2. Confirmation of Appointment of the Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year (Proposal 2)

PART THREE - OTHER IMPORTANT INFORMATION
Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards
Equity Compensation
Potential Payments upon Termination/Change in Control
Nonqualified Deferred Compensation Benefits
Defined Benefit Pension Plans
Section 16(a) Beneficial Ownership Reporting Compliance

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Class A Common Stock
Class B Common Stock

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES

SUBMISSION OF STOCKHOLDERS PROPOSALS

SOLICITATION OF PROXIES

OTHER MATTERS

FORM OF PROXY CARD

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

NOTICE OF ANNUAL MEETING
The Annual Meeting of stockholders of Hyster-Yale Materials Handling, Inc. (the "Company") will be held on Thursday, May 14, 2015 at 9:00 a.m., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

1.	To elect ten directors for the ensuing year;

2.	To confirm the appointment of the independent registered public accounting firm of the Company for 2015; and

3.	To conduct any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The 2015 Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 24, 2015.

Charles A. Bittenbender
Secretary
March 24, 2015
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 14, 2015
The 2015 Proxy Statement and 2014 Annual Report are available, free of charge, at
http://www.hyster-yale.com by clicking on the “2015 Annual Meeting Materials” link and then clicking on either the “2015 Proxy Statement” link or the “2014 Annual Report” link, as appropriate.
If you wish to attend the meeting and vote in person, you may do so.

The Company's Annual Report for the year ended December 31, 2014 is being mailed to stockholders with the 2015 Proxy Statement. The 2014 Annual Report contains financial and other information about the Company, but is not incorporated into the 2015 Proxy Statement and is not deemed to be a part of the proxy soliciting material.
If you do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically either over the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE, SUITE 300
CLEVELAND, OHIO 44124-4069

PROXY STATEMENT — MARCH 24, 2015
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hyster-Yale Materials Handling, Inc., a Delaware corporation, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 14, 2015 (the "Annual Meeting"). The terms the “Company,” “Hyster-Yale,” “we,” “our” and “us” refer to Hyster-Yale Materials Handling, Inc. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 24, 2015.
If the enclosed form of proxy is executed, dated and returned or if you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted as follows:

•	for the election of each director nominee;

•	for the confirmation of the appointment of the independent registered public accounting firm; and

•	as recommended by our Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.
The proxies may be revoked at any time prior to their exercise by giving notice to us in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.
Stockholders of record at the close of business on March 16, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 12,352,490 outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"), entitled to vote at the Annual Meeting and 3,959,793 outstanding shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"), entitled to vote at the Annual Meeting. Each share of Class A Common is entitled to one vote for a nominee for each of the ten directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting. Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting.
At the Annual Meeting, in accordance with Delaware law and our Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and our Bylaws, the holders of a majority of our stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not all, of the proposals to come before the Annual Meeting ("broker non-votes") as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.
In accordance with Delaware law, the ten director nominees receiving the greatest number of votes will be elected directors.
In accordance with our Bylaws, the affirmative vote of the holders of a majority of the voting power of our stock that is present in person or represented by proxy and that is actually voted is required to approve all other proposals that are brought before the Annual Meeting. As a result, abstentions and broker non-votes in respect of any proposal will not be counted for purposes of determining whether a proposal has received the requisite approval by our stockholders.
In accordance with Delaware law and our Bylaws, we may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If we were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

PART ONE - CORPORATE GOVERNANCE INFORMATION

Composition of the Board
Directors are elected at each annual meeting to serve for a one-year term and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. During fiscal year 2014, our Board of Directors consisted of 11 directors.

Directors' Meetings and Committees
The Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee and an Executive Committee. The members and responsibilities of such committees are as follows:

Name	Independent	Audit Review	Compensation	Nominating and Corporate Governance	Finance	Executive
J.C. Butler, Jr.	No				X
Carolyn Corvi	Yes	X	X		Chair
John P. Jumper	Yes	X	Chair	X		X
Dennis W. LaBarre	Yes			X	X	X
F. Joseph Loughrey	Yes	Chair		X
Alfred M. Rankin, Jr.	No				X	Chair
Claiborne R. Rankin	No				X
Michael E. Shannon	Yes	X	X	Chair		X
John M. Stropki	Yes		X	X
Britton T. Taplin	Yes				X
Eugene Wong	Yes	X	X
Our Board of Directors held eight meetings in 2014. During their tenure in 2014, all of the directors attended at least 75 percent of the total meetings held by our Board of Directors and by the committees on which they served.
Our Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, we have the characteristics of, and may be, a “controlled company,” as defined in Section 303A of the New York Stock Exchange ("NYSE") listing standards. While our Board of Directors has determined that we could be characterized as a “controlled company, ” it has elected not to make use at the present time of any of the exceptions to the NYSE listing standards that are available to controlled companies.
In accordance with the rules of the NYSE, our non-management directors are scheduled to meet in executive session, without management, once a year. The Chairman of the Compensation Committee will preside at such meeting. Additional meetings of the non-management directors may be scheduled when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at each such meeting. A meeting of the non-management directors was held on February 11, 2015.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our annual meeting of stockholders. Directors are expected to attend the annual meeting of stockholders absent an appropriate excuse. All of our directors who were directors on the date of our 2014 annual meeting of stockholders attended the meeting in person or by electronic means.

Executive Committee
2014 Meetings: 0

Members:	•	Acts on behalf of the Board of Directors on matters requiring Board action between meetings
John P. Jumper		of the full Board; and
Dennis W. LaBarre	•	All members, except Mr. Rankin, are independent.
Alfred M. Rankin, Jr. (Chair)
Michael E. Shannon

Audit Review Committee
2014 Meetings: 8

Members:	•	The Audit Review Committee has the responsibilities set forth in its charter, including, among others:
Carolyn Corvi		•	the quality and integrity of our financial statements;
John P. Jumper		•	our compliance with legal and regulatory requirements;
F. Joseph Loughrey (Chair)		•	the adequacy of our internal controls;
Michael E. Shannon		•	our guidelines and policies to monitor and control our major financial risk exposures;
Eugene Wong		•	the qualifications, independence, selection and retention of the independent registered public accounting firm;
		•	the performance of our internal audit function and independent registered public accounting firm;
		•	assisting our Board of Directors and us in interpreting and applying our Corporate Compliance
Program and other issues related to corporate and employee ethics; and
		•	preparing the Annual Report of the Audit Review Committee to be included in our Proxy
Statement.
	•	No member of the Committee serves on more than three public company audit committees.
	•	All members have been determined to be independent and financially literate under current NYSE listing standards.
	•	The Board has determined Mr. Loughrey is an "audit committee financial expert" as defined by the
Securities and Exchange Commission (the "SEC") and that he has accounting and related financial management expertise as required by NYSE listing standards.

Nominating and Corporate Governance Committee
2014 Meetings: 2

Members:	•	The Nominating and Corporate Governance Committee (the "NCG Committee") has the
John P. Jumper		responsibilities set forth in its charter, including, among others:
Dennis W. LaBarre		•	the review and making of recommendations to our Board of Directors of the criteria
F. Joseph Loughrey			for membership on our Board of Directors;
Michael E. Shannon (Chair)		•	the review and making of recommendations to our Board of Directors of the optimum
John M. Stropki			number and qualifications of directors believed to be desirable;
		•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company;
		•	the identification and making of recommendations to our Board of Directors of specific candidates for membership on our Board of Directors;
		•	responsible for reviewing our Corporate Governance Guidelines and recommending changes as appropriate;
		•	overseeing evaluations of the Board of Directors' effectiveness;
		•	annually reporting to the Board of Directors its assessment of our Board's performance; and
		•	consider director candidates recommended by our stockholders, see "Procedures for
Submission and Consideration of Director Candidates" on page 47.
	•	All members are independent, as defined by the listing standards of the NYSE.
	•	NCG Committee may consult with members of the Taplin and Rankin families, including
Alfred M. Rankin, Jr., regarding the composition of our Board of Directors.

Compensation Committee
2014 Meetings: 5

Members:	•	The Compensation Committee has the responsibilities set forth in its charter with respect
Carolyn Corvi		to the administration of our policies, programs and procedures for compensating our
John P. Jumper (Chair)		employees, including our executive officers and directors. Among other things, the
Michael E. Shannon		Compensation Committee responsibilities include:
John M. Stropki		• the review and approval of corporate goals and objectives relevant to compensation;
Eugene Wong		• the evaluation of the performance of the Chief Executive Officer, whom we refer to as our CEO, other executive officers and senior managers in light of these goals and objectives;
• the determination and approval of CEO, other executive officer and senior manager compensation levels;
• the establishment of guidelines for administering the Company's compensation policies and programs for all employees;
• the consideration of whether the risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us;
• the making of recommendations to our Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans;
• the periodic review of the compensation of our Board of Directors;
• the review and approval of the Compensation Discussion and Analysis and the preparation of the annual Compensation Committee Report to be included in our Proxy Statement; and
• the discharge of other duties or responsibilities as delegated by the Board of Directors.
	•	All members have been determined to be independent as defined by the NYSE and SEC.
	•	The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee or, in appropriate cases, to our senior managers.
	•	The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm, discussed below under the heading "Compensation Consultants" on page 14.

Finance Committee
2014 Meetings: 4

Members:	•	The Finance Committee responsibilities include:
J.C. Butler, Jr.		•	the review of financing and financial risk management strategies for the Company and its
Carolyn Corvi (Chair)			principal operating subsidiary; and
Dennis W. LaBarre		•	making recommendations to the Board on matters concerning finance.
Alfred M. Rankin, Jr.
Claiborne Rankin
Britton T. Taplin

Board Leadership Structure
The Board of Directors believes that it is prudent and in the best interests of stockholders that the CEO and Chairman positions be combined and that such combination has no negative effect on the operation or direction of the Company. Alfred M. Rankin, Jr., the Company's CEO, is the most appropriate person to serve as our Chairman because he possesses in-depth knowledge of the issues, opportunities and challenges facing our business. Because of this knowledge and insight, the Board of Directors believes that Mr. Rankin is in the best position to effectively identify strategic opportunities and priorities and to lead the discussion for the execution of the Company's strategies and achievement of its objectives. As Chairman, our CEO is able to:

•	focus our Board of Directors on the most significant strategic goals and risks of our business;

•	utilize the individual qualifications, skills and experience of the other members of the Board of Directors to maximize their contributions to our Board of Directors;

•	ensure that each other member of our Board of Directors has sufficient knowledge and understanding of our business to enable them to make informed judgments;

•	provide a seamless flow of information to our Board of Directors;

•	facilitate the flow of information between our Board of Directors and our management; and

•	provide the perspective of a long-term stockholder.
In addition, Colin Wilson is the CEO of our principal operating subsidiary, NACCO Materials Handling Group, Inc., and as such is responsible for the day-to-day operations of the business. This arrangement allows Mr. Rankin to focus almost exclusively on the strategic opportunities and priorities of the overall business.
We do not assign a lead independent director but the Chairman of our Compensation Committee presides at the regularly scheduled meetings of non-management directors.

Board Oversight of Risk Management
The Board believes that strong and effective controls and risk management processes are essential components needed to achieve long-term stockholder value. The Board, directly and through its Committees, is responsible for overseeing risks that potentially affect the Company. Each Board Committee is responsible for oversight of risk categories related to the Committee's specific function, while our full Board exercises ultimate responsibility for overseeing the risk management as a whole. The respective areas of risk oversight exercised by our Board and its Committees is as follows:

Board/Committee		Primary Areas of Risk Oversight
Full Board	•
Oversees overall Company risk management procedures and regularly receives and evaluates reports and presentations from the Chairs of the Audit Review, Compensation, NCG, and Finance Committees on risk-related matters falling within each respective committee’s oversight responsibilities

Audit Review Committee	•
Oversees financial, operational, strategic, and legal risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Director, Internal Audit, as well as other operational Company personnel, and evaluates potential related-person transactions

•
Regularly reviews our risk management practices and risk-related policies (for example, the Company’s Code of Corporate Conduct and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting

NCG Committee	•	Oversees potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO
Compensation Committee	•
Oversees potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives which do not encourage unnecessary and excessive risk-taking by our executive officers or other employees

Finance Committee	•	Regularly reviews risks related to financing and other risk management strategies, including reviews of our insurance portfolios

Code of Conduct
We have adopted a code of ethics, entitled “Code of Corporate Conduct,” applicable to all of our personnel, including the principal executive officer, principal financial officer, principal accounting officer, and controller and other persons performing similar functions. Waivers of our Code of Corporate Conduct, if any, for our directors or executive officers may be disclosed on our website, by press release or by filing a Current Report on Form 8-K with the SEC. We have also adopted Corporate Governance Guidelines, which provide a framework for the conduct of our Board of Directors' business. The Code of Corporate Conduct, the Corporate Governance Guidelines and the Independence Standards for Directors, as well as each of the charters of the Audit Review, Compensation and NCG Committees, are available free of charge on our website at http://www.hyster-yale.com, under the heading “Corporate Governance.” The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement and you should not consider such information to be part of this Proxy Statement.

Review and Approval of Related Party Transactions
The Audit Review Committee reviews all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine whether we have or a related person has a direct or indirect material interest in the transaction. In the course of the review of a potentially material related-person transaction, the Audit Review Committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the Audit Review Committee deems appropriate.
Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction that is directly or indirectly material to us or a related person.
Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Communication with Directors
Our security holders and other interested parties may communicate with our Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our or our principal operating subsidiary's business or communications that relate to improper or irrelevant topics.

Report of the Audit Review Committee
The Audit Review Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent registered public accounting firm, our audited consolidated financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2014. The Audit Review Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board.
The Audit Review Committee has received and reviewed the written disclosures and the independence letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC.
F. JOSEPH LOUGHREY, CHAIR
CAROLYN CORVI
JOHN P. JUMPER
MICHAEL E. SHANNON
EUGENE WONG

PART TWO - PROPOSALS TO BE VOTED ON AT THE 2015 ANNUAL MEETING

Election of Directors (Proposal 1)

Director Nominee Information
It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term until the next annual meeting and until their successors are elected, unless contrary instructions are received. The Board of Directors has fixed the total number of directors to be elected at the Annual Meeting at ten. All of the nominees listed below presently serve as our directors and were elected at our 2014 Annual Meeting of stockholders. Mr. Michael Shannon, who has served as a director of the Company since 2002, is retiring and will not stand for reelection when his current term expires at the Annual Meeting. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute another person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.
The disclosure below provides information as of the date of this Proxy Statement about each director nominee. The information presented is based upon information each director has given us about his or her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. We have also presented information regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he/she should serve as a director. We believe that the nomination of each of our director nominees is in the best long-term interests of our stockholders, as each individual possesses the highest personal and professional ethics, integrity and values, and has the judgment, skill, independence and experience required to serve as a member of our Board of Directors. Each individual has also demonstrated a strong commitment to service to the Company.

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since*
J.C. Butler, Jr.	54
Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO Industries, Inc. (our former parent company that is an operating holding company with subsidiaries in the mining, small appliance and specialty retail industries) ("NACCO") since 2012. From prior to 2010 to September 2012, Vice President - Corporate Development and Treasurer of NACCO. From July 2014, Senior Vice President - Project Development, Administration and Mississippi Operations of the North American Coal Corporation (referred to as NACoal). From January 2010 to June 2014, Senior Vice President - Project Development and Administration of NACoal. From August 2011 to September 2012, Treasurer of NACCO Materials Handling Group, Inc., our principal operating subsidiary, referred to as NMHG. From prior to 2010 to January 2010, Senior Vice President - Project Development of NACoal.
With over 19 years of service as a member of management at NACCO while we were its wholly-owned subsidiary, Mr. Butler has extensive knowledge of the operations and strategies of our Company.
			2012
Carolyn Corvi	63
Retired Vice President and General Manager - Airplane Programs of The Boeing Company (an aerospace company) since January 2009. Director of United Continental Holdings, Inc. and Allegheny Technologies, Inc. From June 2010 to July 2012, Director of Goodrich Corporation.

Ms. Corvi's experience in general management, including her service as vice president and general manager of a major publicly-traded corporation, enables her to make significant contributions to our Board of Directors. Through this past employment experience and her past and current service on the boards of publicly-traded corporations, she offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.
			2012
John P. Jumper	70
Chairman of the Board of Leidos Holdings, Inc. (an applied technology company) since 2013. From 2013 to July 2014, Chief Executive Officer of Leidos Holdings, Inc. Retired Chief of Staff, United States Air Force. From March 2012 to September 2013, Chairman and Chief Executive Officer of Science Applications International Corporation (a technology integrator providing full life cycle solutions). From prior to 2010, President, John P. Jumper & Associates (aerospace consulting). Also, Director of NACCO. From prior to 2010 to September 2013, Director of Science Applications International Corporation. From prior to 2010 until March 2012, Director of Wesco Aircraft Holding, Inc. From prior to 2010 to February 2012, Director of Jacobs Engineering, Inc. From prior to 2010 to 2012, Director of Goodrich Corporation. From prior to 2010 to 2010, Director of Somanectics Corp.
Through his extensive military career, including as the highest-ranking officer in the U.S. Air Force, General Jumper developed valuable and proven leadership and management skills that make him a significant contributor to our Board. In addition, General Jumper’s service on the boards of other publicly-traded corporations, as well as Chairman and Chief Executive Officer of two Fortune 500 companies, allow him to provide valuable insight to our Board on matters of corporate governance and executive compensation policies and practices.
			2012
Dennis W. LaBarre	72
Retired Partner of the law firm of Jones Day since January 2015. From January 2014 to December 2014, Of Counsel at Jones Day. From prior to 2010 to December 2013, Partner at Jones Day. Mr. LaBarre also serves as a Director of NACCO.

Mr. LaBarre is a lawyer with broad experience counseling boards and senior management of publicly-traded and private corporations regarding corporate governance, compliance and other domestic and international business and transactional issues. In addition, he has over 30 years of experience as a member of senior management of a major international law firm. These experiences enable him to provide our Board of Directors with an expansive view of legal and business issues, which is further enhanced by his extensive knowledge of us as a result of his many years of service on NACCO’s board and through his involvement with its committees.
			1985
F. Joseph Loughrey	65
Retired Vice Chairman, Cummins, Inc., (an engine manufacturing company) since April 2009. Chairperson of Hillenbrand, Inc. and Director of AB SKF and The Vanguard Group. Mr. Loughrey served as a Director of Sauer-Danfoss Inc. from prior to 2010 to 2010.

Mr. Loughrey's experiences as a president and chief operating officer of a major public company allow him to make significant contributions to our Board. His over 35 years of experience in manufacturing at a global company have provided him with vast management and financial experience as well as important perspectives for running a global business.
			2013

Name	Age	Principal Occupation and Business Experience During Last Five Years and other Directorships in Public Companies	Director Since*
Alfred M. Rankin, Jr.	73
Chairman, President and Chief Executive Officer of the Company and Chairman of NMHG. Chairman, President and Chief Executive Officer of NACCO. Chairman of the Board of each of NACCO’s principal subsidiaries: NACoal, Hamilton Beach Brands, Inc. and The Kitchen Collection, LLC from prior to 2010. From prior to 2010 to October 2014, Director of The Vanguard Group. From prior to 2010 to 2012, Director of the Board of Directors of the Federal Reserve Bank of Cleveland and from 2010 to 2012, Chairman of the Board of Directors of the Federal Reserve Bank of Cleveland. From prior to 2010 to 2012, Director of Goodrich Corporation.

In over 40 years of service to NACCO, our former parent company, as a Director and over 25 years in senior management of NACCO, Mr. Rankin has amassed extensive knowledge of all of our strategies and operations. In addition to his extensive knowledge of the Company, he also brings to our Board unique insight resulting from his service on the boards of other publicly-traded corporations and the Federal Reserve Bank of Cleveland. Additionally, through his dedicated service to many of Cleveland’s cultural institutions, he provides a valuable link between our Board, the Company and the community surrounding our corporate headquarters.
			1985
Claiborne R. Rankin	64
Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC (a private firm specializing in venture capital and investments) from prior to 2010. Managing Member of Sycamore Partners, LLC, the manager of NCAF Management II, LLC and managing member of North Coast Angel Fund II, LLC (private firms specializing in venture capital and investments) from prior to 2010. Since 2014, Executive Chairman and Acting President of SironRX Theraputics, Inc. (a privately-held biotechnology company). From prior to 2010, Director of NMHG.

Mr. Rankin is the grandson of the founder of NACCO. As a member of the board of NMHG for more than 20 years, Mr. Rankin has extensive knowledge of the lift truck industry and the Company. This experience and knowledge, his venture capital experience and the perspective of a long-term stockholder enable him to contribute to our Board of Directors.
			1994
John M. Stropki	64
Executive Chairman, Lincoln Electric Holding, Inc. (a welding products company) from December 2012 to December 2013. Mr. Stropki retired in December 2013. From prior to 2010 to December 2012, Chairman, President and Chief Executive Officer of Lincoln Electric Holding, Inc. Also, Director of the Sherwin Williams Company and Rexnord Corporation.

Mr. Stropki's experience as a president and chief executive officer of a publicly traded corporation allows him to make significant contributions to our Board of Directors. His 40 years of experience at Lincoln Electric have provided him vast management, manufacturing and leadership skills in an industrial company as well as important perspectives in operating a business in a global market.
			2013
Britton T. Taplin	58	Self-employed (personal investments) from prior to 2010. Mr. Taplin also serves as a Director of NACCO. Mr. Taplin is the grandson of the founder of NACCO and brings the perspective of a long-term stockholder to our Board of Directors.	1992
Eugene Wong	80
Professor Emeritus of the University of California at Berkeley from prior to 2010. Dr. Wong formerly served as a Director of NACCO from prior to 2010 to September, 2012.

Dr. Wong has broad experience in engineering, particularly in the areas of electrical engineering and software design, which are of significant value to the oversight of our information technology infrastructure, product development and general engineering. He has served as technical consultant to a number of leading and developing nations, which enables him to provide an up-to-date international perspective to our Board of Directors. Dr. Wong has also co-founded and managed several corporations, and has served as a chief executive officer of one, enabling him to contribute an administrative and management perspective of a corporate chief executive officer.
			2005
*Includes time served as director of the predecessor to Hyster-Yale Materials Handling, Inc. Such predecessor was merged into the Company in connection with the spin-off of the Company from NACCO, its former parent company, on September 28, 2012.
J.C. Butler, Jr. is the son-in-law of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2014, Mr. Butler received $151,129 in total compensation from us as a director.
Claiborne R. Rankin is the brother of Alfred M. Rankin, Jr. As indicated on the Director Compensation Table shown below, in 2014, Mr. Claiborne R. Rankin received $146,237 in total compensation from us as a director.

Director Compensation
The following table sets forth all compensation of each director for services as our directors and as directors of our operating company NMHG, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin serves as Chairman, President and CEO of the Company and Chairman of NMHG. Mr. Rankin does not receive any compensation for his services as a director. Mr. Rankin's compensation for services as one of our executive officers is shown in the Summary Compensation Table on page 32.
For Fiscal Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
J.C. Butler, Jr.	$79,180	$67,598	$4,351	$151,129
Carolyn Corvi	$98,180	$67,598	$1,459	$167,237
John P. Jumper	$96,180	$67,598	$4,351	$168,129
Dennis W. LaBarre	$91,180	$67,598	$4,272	$163,050
F. Joseph Loughrey	$91,680	$67,598	$5,459	$164,737
Claiborne R. Rankin	$73,180	$67,598	$5,459	$146,237
Michael E. Shannon	$103,180	$67,598	$5,335	$176,113
John M. Stropki	$14,366	$132,243	$5,785	$152,394
Britton T. Taplin	$73,180	$67,598	$5,459	$146,237
Eugene Wong	$21,366	$132,243	$3,335	$156,944

(1)
The amounts in this column reflect the annual retainers and other fees earned by our directors for services rendered in 2014. They also include payment for certain fractional shares of Class A Common that were earned and cashed out under the Hyster-Yale Materials Handling, Inc. Non-Employee Directors' Equity Compensation Plan (the "Non-Employee Directors' Plan"), described below.

(2)
Under the Non-Employee Directors' Plan, the directors are required to receive a portion of their annual retainer in shares of Class A Common (the "Mandatory Shares"). They are also permitted to elect to receive all or part of the remainder of the retainer and all fees in the form of shares of Class A Common (the "Voluntary Shares"). Amounts in this column reflect the aggregate grant date fair value of the Mandatory Shares and Voluntary Shares that were granted to directors under the Non-Employee Directors' Plan, determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as FASB ASC Topic 718. See Notes (2) and (5) of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for more information regarding the accounting treatment of our equity awards.

(3)
The amount listed includes: (i) $126 for each director in Company-paid life-insurance premiums for the benefit of the directors; (ii) other Company-paid premiums for accidental death and dismemberment insurance for the directors and their spouses; and (iii) personal excess liability insurance premiums for the directors and immediate family members (other than Messrs. Butler, Jumper and LaBarre). The amount listed also includes charitable contributions made in our name on behalf of the director and spouse under our matching charitable gift program in the amount of $2,000 for Dr. Wong, $0 for Ms. Corvi and $4,000 for each of the remaining directors.

Description of Material Factors Relating to the Director Compensation Table
Each non-employee director is entitled to receive the following annual compensation for service on our Board of Directors and on NMHG's boards of directors:

•	a retainer of $125,000 ($69,000 of which is required to be paid in the form of shares of Class A Common, as described below);

•	attendance fees of $1,000 per day for each meeting attended (including telephonic meetings) of our Board of Directors or NMHG's board of directors;

•	attendance fees of $1,000 for all meetings attended (including telephonic meetings) of a committee of our Board of Directors on which the director served;

•	a retainer of $5,000 for each committee of our Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $5,000 for each committee of our Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $10,000 for the chairman of the Audit Review Committee of our Board of Directors.
The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. We also occasionally make a private aircraft available to directors for attendance at meetings of our Board of Directors and NMHG's boards of directors.
Under the Non-Employee Directors' Plan, each director who was not an officer of the Company or one of our subsidiaries receives $69,000 of the $125,000 retainer in whole shares of Class A Common. Any fractional shares are paid in cash. The actual number of shares of Class A Common issued to a director is determined by the following formula:
the dollar value of the portion of the $69,000 retainer that was earned by the director each quarter divided by
the average closing price of shares of Class A Common on the NYSE for each week during such quarter.
These shares are fully vested on the date of grant, and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged or otherwise transferred by the director other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director or his spouse, children or grandchildren.
These restrictions lapse on the earliest to occur of:

•	ten years after the last day of the calendar quarter for which such shares were earned;

•	the director's death or permanent disability;

•	five years from the date of the director's retirement;

•	the date that a director is both retired from our Board of Directors and has reached age 70; or

•	at such other time as determined by the Board of Directors in its sole discretion.
In addition, each director may elect under the Non-Employee Directors' Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of their retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.
Each director also receives (i) Company-paid life insurance in the amount of $50,000; (ii) Company-paid accidental death and dismemberment insurance for the director and spouse; (iii) personal excess liability insurance in the amount of $10 million for the director and immediate family members who reside with the director (other than Messrs. Butler, Jumper and LaBarre) and (iv) up to $4,000 per year in matching charitable contributions.
Director Compensation Program for 2015
The Compensation Committee periodically evaluates and recommends changes to our compensation program for directors. In 2014, the Compensation Committee used the Hay Group consulting firm to evaluate and provide recommendations regarding our director compensation program. Our Board of Directors adopted certain recommendations and made changes effective January 1, 2015.

The revised director compensation program is structured in a similar manner to the 2014 program. However, the retainers paid to each non-employee director for service on our Board of Directors were increased effective January 1, 2015, from $125,000 ($69,000 of which is paid in the form of shares of Class A Common) to $150,000 ($94,000 of which will be paid in the form of shares of Class A Common). In addition, (i) the committee membership retainers were increased from $5,000 to $7,000, and (ii) the committee chair retainers were increased by $5,000 to $10,000, (except for the Audit Review Committee retainer which was increased to $15,000).

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon the review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, we believe that, during 2014, all filing requirements applicable for reporting persons were met, except as follows:
Ms. Taylor filed a late Form 5 related to two transactions involving the automatic reinvestment of dividends in her spouse’s retirement account. Due to an administrative error, Ms. Diahn Taplin filed a late Form 4 related to a sale by her husband.

Confirmation of Appointment of the Independent Registered Public Accounting Firm of the Company for the Current Fiscal Year (Proposal 2)
Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm for the current fiscal year for us and certain of our subsidiaries. The appointment of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for confirmation. However, our Board of Directors believes that obtaining stockholder confirmation is a sound governance practice.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2015.
It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.
If our stockholders fail to vote on an advisory basis in favor of the confirmation of the appointment of Ernst & Young LLP, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote. Even if the appointment of Ernst & Young, LLP is confirmed, the Audit Review Committee may select a different independent registered public accounting firm at any time during fiscal 2015 if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit Fees
2014 and 2013 - Ernst & Young LLP billed or will bill us in the aggregate $3.0 and $2.6 million, respectively, for professional services rendered by Ernst & Young LLP in each of 2014 and 2013 for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 and the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2014 and 2013, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.
Audit-Related Fees
2014 and 2013 - Ernst & Young LLP billed us in the aggregate less than $0.1 million each year for assurance and related services rendered by Ernst & Young LLP in each of 2014 and 2013, primarily related to services for audits of certain employee benefit plans.

Tax Fees
2014 and 2013 - Ernst & Young LLP did not provide services and has not billed us for professional tax services rendered in 2014. Ernst & Young LLP billed us less than $0.1 million in the aggregate in 2013 for professional tax services rendered.
All Other Fees
2014 and 2013 - Ernst & Young LLP did not provide services and has not billed us fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees”, “Audit-Related Fees” and "Tax Fees" during the fiscal years ended December 31, 2014 and 2013.
Except as set forth above and approved by the Audit Review Committee pursuant to our pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for us during the last two fiscal years.
Pre-Approval Policies and Procedures
Under our pre-approval policies and procedures, only audit, audit-related services and limited tax services may be performed by our principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for us must be pre-approved by our Audit Review Committee. In furtherance of this policy, for 2014, the Audit Review Committee authorized us to engage Ernst & Young LLP for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee together with one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. We provide a summary of approvals and commitments at each general meeting of the Audit Review Committee.
The Audit Review Committee has considered whether the providing of the non-audit services to us by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, we have adopted policies limiting the services provided by our independent registered public accounting firm that are not audit or audit-related services.

PART THREE - OTHER IMPORTANT INFORMATION

Executive Compensation

Compensation Discussion and Analysis

The material elements of our 2014 compensation objectives and policies as they relate to the Named Executive Officers listed in the Summary Compensation Table on page 32, referred to as the NEOs, are described below. This discussion and analysis should be read in conjunction with all accompanying tables, footnotes and text in the Proxy Statement.

Executive Compensation Governance
The Compensation Committee establishes and oversees the administration of the policies, programs and procedures for compensating our NEOs. The members of the Compensation Committee consist solely of independent directors. The Compensation Committee's responsibilities are listed on page 4.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves or has served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.

Named Executive Officers for 2014
The NEOs for 2014 are (or were) all employed by the Company's U.S. operating subsidiary, NMHG, and are listed in the table below:

Name	Titles
Alfred M. Rankin, Jr.	Chairman, President and CEO – Hyster-Yale Chairman – NMHG
Kenneth C. Schilling	Senior Vice President and Chief Financial Officer – Hyster-Yale Senior Vice President and Chief Financial Officer – NMHG
Michael P. Brogan (1)	Former Vice Chairman and CEO of NMHG – Hyster-Yale Former Vice Chairman and CEO – NMHG
Colin Wilson (2)	President and CEO of NMHG – Hyster-Yale President and CEO – NMHG
Charles F. Pascarelli (3)	President of Sales & Marketing, Americas - NMHG
Rajiv K. Prasad (4)	Senior Vice President, Global Product Development, Manufacturing and Supply Chain Strategy – NMHG

(1)
Mr. Brogan retired as an active employee from the Company effective August 31, 2014 and entered into a consulting agreement, as further described in "Other Compensation of Named Executive Officers" beginning on page 26.

(2)	Mr. Wilson, who formerly served as President, Chief Operating Officer and President, Americas of NMHG, became President and Chief Executive Officer of NMHG effective September 1, 2014.

(3)	Mr. Pascarelli, who formerly served as President of Sales & Marketing, Americas of NMHG, became President of Americas of NMHG effective January 1, 2015.

(4)
Mr. Prasad, who formerly served as Vice President, Global Product Development & Manufacturing Strategy of NMHG, became Senior Vice President, Global Product Development, Manufacturing and Supply Chain Strategy of NMHG effective September 1, 2014.

Compensation Consultants
The Compensation Committee receives assistance and advice from the Hay Group, an internationally-recognized compensation consulting firm. The Hay Group is engaged by and reports to the Compensation Committee. The Hay Group also provides advice and discusses compensation issues directly with management.
The Hay Group makes recommendations regarding substantially all aspects of compensation for our directors and senior management employees, including the NEOs. For 2014, the Hay Group was engaged to make recommendations regarding:
•Director compensation levels;

•	Hay point levels, salary midpoints and incentive targets for all new senior management positions and/or changes to current senior management positions;

•	2014 salary midpoints, short-term and long-term incentive compensation targets (calculated as a percentage of salary midpoint) and target total compensation for all senior management positions; and

•	2014 salary midpoint range movement for all other employee positions.
All Hay point recommendations are determined through the consistent application of the Hay point methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position. A representative of the Hay Group attended one of the Compensation Committee meetings in 2014 and, during that meeting, consulted with the Compensation Committee in executive session without management present.
The Hay Group did not provide any other services to us or the Compensation Committee in 2014. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act, that could give rise to a potential conflict of interest with respect to the Hay Group. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by the Hay Group.

Hay Group's All Industrial Survey - Salary Midpoint
As a starting point for setting target total compensation, the Compensation Committee directed the Hay Group to use its proprietary survey of a broad group of domestic industrial organizations ranging in size from under $150 million to over $5 billion in annual revenues (the "All Industrial survey"). For 2014, participants in the All Industrial survey included 284 parent organizations and 381 independent operating units which satisfied the Hay Group's quality assurance controls and represented almost all segments of industry, including manufacturing. The Compensation Committee chose this particular survey as its benchmark for the following reasons:

•
It provides relevant information regarding the compensation paid to employees, including senior management employees, with similar skill sets used in our industry and represents the talent pool from which we recruit.

•	The use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year.

•	It provides a competitive framework for recruiting employees from outside of our industry.
Using its proprietary Hay point methodology, the Hay Group compares positions of similar scope and complexity with the data contained in the All Industrial survey. The Hay Group then derives a median salary level for each Hay point level, including those positions occupied by the NEOs, which is targeted at the 50th percentile of the All Industrial survey. We refer to the 50th percentile median target as the salary midpoint. For 2014, the Compensation Committee set the salary midpoints for each of the NEOs at 100% of the salary midpoints recommended by the Hay Group. The Compensation Committee believes that the use of salary midpoints ensures that our compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our employees. Because salary midpoints are based on each Hay point level, all of the employees at a particular Hay point level generally have the same salary midpoint, with some geographic differences. The salary midpoint provided by the Hay Group is then used to calculate the total target compensation of all senior management employees, including the NEOs.

Compensation Policies, Objectives and Methodology - Total Target Compensation
The guiding principle of our compensation program is the maintenance of a strong link between an employee's compensation, individual performance and the performance of the Company or the business unit for which the employee has responsibility. The primary objectives of our compensation program are to:

•	attract, retain and motivate talented management;

•	reward management with competitive total compensation for achievement of specific corporate and individual goals;

•	make management long-term stakeholders in the Company; and

•	ensure that management's interests are closely aligned with those of our Company's stockholders.
The Compensation Committee establishes comprehensively defined “target total compensation” for each senior management employee following rigorous evaluation standards to ensure internal equity. In this process, the Compensation Committee reviews “tally sheets” for the NEOs and other senior management employees that list each employee's title, Hay points and the following information for the current year, as well as that being proposed for the subsequent year:

•	Salary midpoint, as determined by the Hay Group from the All Industrial survey;

•	Cash in lieu of perquisites (if applicable);

•
Short-term incentive target dollar amount (determined by multiplying salary midpoint by a specified percentage of that midpoint, as determined by the Compensation Committee, with advice from the Hay Group, for each salary grade);

•	Long-term incentive target dollar amount (determined in the same manner as the short-term incentive target);

•	Target total compensation which is the sum of the foregoing amounts; and

•	Base salary.

In November 2013, the Compensation Committee reviewed the tally sheets for each of our NEOs to decide whether it should make changes to the 2014 compensation program. The Compensation Committee determined that the overall program continued to be consistent with our compensation objectives and did not make any material changes for 2014.
The design of our compensation program provides employees with the opportunity to earn superior compensation for outstanding results. Base salaries are set at levels appropriate to allow our incentive plans to serve as significant motivating factors. Because our program provides significantly reduced compensation for results that do not meet or exceed the established performance targets for the year, it encourages NEOs to earn incentive pay greater than 100% of target over time by delivering outstanding managerial performance.
The Compensation Committee views the various components of compensation as related but distinct. While the Compensation Committee uses the information provided from the All Industrial survey to determine the salary midpoint, it sets the level of actual base salary generally between 80% and 120% of salary midpoint (up to 130% for Mr. Rankin). The Compensation Committee also obtains the total target incentive compensation amounts from the All Industrial survey but determines the mix of short-term and long-term incentives in its discretion, based on its decision regarding how best to motivate our employees.
The following table sets forth target total compensation for the NEOs, as recommended by the Hay Group and approved by the Compensation Committee for 2014:

Named Executive Officer	(A) Salary Midpoint ($)(%)		(B) Cash in Lieu of Perquisites ($)(%)(1)		(C) Short-Term Plan Target ($)(%)		(D) Long-Term Plan Target ($)(%)(2)		(A)+(B)+(C)+(D) Target Total Compensation ($)
Alfred M. Rankin, Jr. (3)	$640,500	17%	$30,000	1%	$704,550	18%	$2,430,698	64%	$3,805,748
Kenneth C. Schilling	$369,800	43%	$20,000	2%	$184,900	21%	$297,689	34%	$872,389
Michael P. Brogan (4)	$708,700	37%	$40,000	2%	$377,973	19%	$815,005	42%	$1,941,678
Colin Wilson (5)	$708,700	40%	$40,000	2%	$338,520	19%	$681,272	39%	$1,768,492
Charles F. Pascarelli	$369,800	43%	$20,000	2%	$184,900	21%	$297,689	34%	$872,389
Rajiv K. Prasad (5)	$433,800	45%	$20,000	2%	$196,350	20%	$316,124	33%	$966,274

(1)
In addition to providing car allowances to senior employees outside the U.S. and other perquisites to a limited number of employees in unique circumstances, U.S. senior management employees are paid a fixed dollar amount of cash in lieu of perquisites. The applicable dollar amounts have been in effect since 2011 and were based on an analysis of the Hay Group's proprietary Benefits Report, which contains employee benefits data from a survey conducted by the Hay Group. For the 2010 Benefits Report, 852 organizations or operating units from substantially all areas of industry submitted information. The Compensation Committee used this information to set a defined perquisite allowance for each senior management employee, based on Hay point levels. These amounts are paid in cash ratably throughout the year. This approach satisfies our objective of providing competitive total compensation to our NEOs while recognizing that perquisites are largely just another form of compensation.

(2)
The amounts shown include a 15% increase from the Hay-recommended long-term plan target awards that the Compensation Committee applies each year to account for the immediately taxable nature of the awards issued under the Hyster-Yale Materials Handling, Inc. Long-Term Equity Incentive Plan (the "Equity Long-Term Plan"). See "Long-Term Incentive Compensation" beginning on page 23.

(3)
In addition to serving as Chairman, President and CEO of the Company, Mr. Rankin also served in 2014 as the Chairman, President and CEO of NACCO, our former parent company. Accordingly, consistent with the approach taken by the Compensation Committee in setting Mr. Rankin's compensation for the remainder of the 2012 calendar year following the spin-off from NACCO (the "Spin-Off"), and for the 2013 calendar year, the Compensation Committee again adopted a compensation model for Mr. Rankin for 2014 based on the Hay-recommended aggregate compensation amounts for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company. Based on Mr. Rankin's anticipated 2014 services being allocated 60% to Hyster-Yale and 40% to NACCO, and his stated desire that his total compensation not be increased as a result of the Spin-Off, our Compensation Committee then reduced the salary midpoint, perquisite allowance and short-term and long-term incentive targets to 60% of the levels recommended by the Hay Group to set Mr. Rankin's compensation for 2014.

(4)
Mr. Brogan retired as an active employee from the Company effective August 31, 2014. His annualized salary midpoint and cash in lieu of perquisite amount are shown above. However, the Short-Term Plan and Long-Term Plan target amounts shown above reflect Mr. Brogan's employment for the first eight months of 2014 (i.e., 8/12 of his annualized targets).

(5)
Messrs. Wilson and Prasad were promoted effective September 1, 2014 and their salary midpoints and perquisite allowances were increased on that date as a result of their promotions. The salary midpoints and cash in lieu of perquisite amounts shown above reflect their annualized post-promotion amounts. However, the Short-Term Plan and Long-Term Plan target amounts shown above reflect Messrs. Wilson's and Prasad's pre-promotion salary midpoints, consistent with Internal Revenue Code Section 162(m) ("Code Section 162(m)"). The amounts each actually received for 2014 are shown on the Summary Compensation Table on page 32.

Target total compensation is supplemented by health and welfare benefits and retirement benefits, which consist of (i) the tax-favored plans and (ii) the U.S. nonqualified deferred compensation arrangements described below (the "Excess Plans"). In addition, the Compensation Committee may award discretionary cash and equity bonuses to employees, including the NEOs.
Base Salary
The Compensation Committee fixes an annual base salary intended to be competitive in the marketplace to recruit and retain talented employees. Base salary is intended to provide employees with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
For 2014, the Compensation Committee determined the base salary for the NEOs by taking into account their individual performance for 2013 and the relationship of their 2013 base salary to the new 2014 salary midpoint for their Hay point level. The Compensation Committee also took into account other relevant information, including:

•	general inflation, salary trends and economic forecasts provided by the Hay Group;

•	general budget considerations and business forecasts provided by management; and

•	any extraordinary personal accomplishments or corporate events that occurred during 2013.
The potential for larger salary increases exists for employees with lower base salaries relative to their salary midpoint and/or superior performance. The potential for smaller increases or even no increase exists for those employees with higher base salaries relative to their salary midpoint and/or who have performed less effectively during the performance period.
The following table sets forth the salary information for each NEO for 2014:

Named Executive Officer	Salary Midpoint Determined by the Hay Group ($)	Base Salary For 2014 and as a Percentage of Salary Midpoint ($)(%)		Change Compared to 2013 Base Salary (%)
Alfred M. Rankin, Jr. (1)	$640,500	$783,720	122%	5.0%
Kenneth C. Schilling	$369,800	$343,126	93%	5.0%
Michael P. Brogan (2)	$708,700	$432,459	N/A	N/A
Colin Wilson (3)	$708,700	$559,998	79%	12.2%
Charles F. Pascarelli	$369,800	$373,360	101%	4.0%
Rajiv K. Prasad (4)	$433,800	$385,084	89%	8.5%

(1)
Mr. Rankin's salary midpoint is equal to 60% of the Hay-recommended amount for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014. To determine his base salary for 2014, the Compensation Committee increased his initial composite 2013 base salary of $1,244,000 by 5.0% ($1,306,200) and multiplied it by 60%.

(2)
Mr. Brogan retired as an active employee from the Company effective August 31, 2014. The base salary shown above and in the Summary Compensation Table is the amount actually received by Mr. Brogan for the first eight months of 2014.

(3)
Mr. Wilson's salary midpoint and base salary were increased effective September 1, 2014 when he became President and Chief Executive Officer of NMHG. The salary midpoint shown above is the 2014 annualized post-promotion amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Wilson in 2014. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2014 to the base salary he received in 2013.

(4)
Mr. Prasad's salary midpoint and base salary were increased effective September 1, 2014 when he became Senior Vice President, Global Product Development, Manufacturing and Supply Chain Strategy of NMHG. The salary midpoint shown above is the 2014 annualized post-promotion amount. The base salary shown above and on the Summary Compensation Table is the blended amount actually received by Mr. Prasad in 2014. The percentage increase shown above is calculated based on a comparison of the blended base salary he received in 2014 to the base salary he received in 2013.

Incentive Compensation
One of the principles of our compensation program is that senior management employees, including the NEOs, are compensated based on the performance of the business unit for which they are responsible. For 2014, the incentive compensation of Messrs. Rankin, Schilling, Brogan, Wilson and Prasad were based on the performance of the Company as a whole. Mr. Pascarelli's 2014 incentive compensation was based on the performance of the Company's Americas division. In 2014, all of the NEOs participated in (i) the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan (the "Short-Term Plan"), and (ii) the Equity Long-Term Plan.
Overview. Our incentive compensation plans are designed to align the compensation interests of the senior management employees with our short-term and long-term interests. A significant portion of the NEOs' compensation is linked directly to the attainment of specific financial and operating targets. The Compensation Committee believes that a material percentage of the NEOs' compensation should be contingent on the performance of the Company and/or the business unit for which they are responsible. As illustrated on the target total compensation table on page 16, over 80% of Mr. Rankin's 2014 target compensation was variable or "at risk" and tied to Company performance and, as a group, over 55% of the NEOs' target compensation was tied to Company performance. For 2014, each of the NEO's incentive compensation targets exceeded the sum of his fixed payments (base salary plus perquisite allowance).

The performance criteria and target performance levels for the incentive plans are established annually by the Compensation Committee and are based upon management's recommendations as to our performance objectives for the year. Three types of performance targets are used in the incentive compensation plans:
•Targets Based on Annual Operating Plan. Certain performance targets are based on forecasts contained in the 2014 annual operating plan. With respect to these targets, there is an expectation that these performance targets will be met during the year. If they are not, the participants will not receive all or a portion of the award that is based on these performance criteria.
•Targets Based on Long-Term Goals. Other performance targets are not based on the 2014 annual operating plan. Rather, they are based on long-term goals established by the Compensation Committee. Because these targets are not based on the annual operating plan, it is possible in any given year that the level of expected performance may be above or below the specified performance target for that year. Certain operating profit percent targets are examples of targets that are based on long-term goals (see "Long-Term Incentive Compensation" beginning on page 23).
•Operating Profit Percent Over-Ride. In 2014, the Compensation Committee approved the addition of an operating profit percent over-ride feature to each of the Incentive Plans (as defined below). This feature provides for a reduction in payouts under the plans from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target is achieved, thus providing participants with additional motivation to deliver outstanding performance.
Each NEO is eligible to receive a short-term incentive award and a long-term incentive award based on a target incentive amount that is equal to a percentage of salary midpoint. However, the final payout may be higher or lower than the targeted amount.
Design of Incentive Program: Use of ROTCE to Determine Maximum Bonus Pool and Underlying Performance Metrics. Code Section 162(m), provides that we may not deduct compensation of more than $1 million that is paid to the NEOs (other than Messrs. Schilling and Brogan) unless that compensation is “qualified performance-based compensation.” The performance-based exception to Code Section 162(m) requires that deductible compensation be paid under a plan that has been approved by our stockholders. Stockholder approval was previously obtained for the following incentive compensation plans that provide benefits to the NEOs, which we collectively refer to as the Incentive Plans:

•	The Short-Term Plan;

•	The Equity Long-Term Plan; and

•	The NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (the "Cash Long-Term Plan").
None of the NEOs participated in the Cash Long-Term Plan during 2014. However, Messrs. Brogan, Wilson and Prasad were participants in the Cash Long-Term Plan in prior years and have outstanding awards under the Cash Long-Term Plan. Refer to note (8) of the "Nonqualified Deferred Compensation" table on page 38 and "Description of Nonqualified Deferred Compensation Plans" beginning on page 39 for additional information regarding the Cash Long-Term Plan.
For 2014, the Compensation Committee adopted minimum and maximum Return on Total Capital Employed ("ROTCE") performance targets under each of the Incentive Plans that were designed to meet the requirements of qualified performance-based compensation under Code Section 162(m). For each Incentive Plan, we establish a payment pool based on actual results against the ROTCE performance targets. A minimum ROTCE target of 2% must be met in order for any payment to be permitted under a particular Incentive Plan. A maximum ROTCE target of 8% is used to establish a maximum limit, and a maximum payment pool, for awards that can be paid to each covered employee under Code Section 162(m) under a particular Incentive Plan for the 2014 performance period.
The Compensation Committee then considered actual results against underlying financial and operating performance measures and exercised “negative discretion,” as permitted under Code Section 162(m), to determine the final incentive compensation payments for each participant. These underlying financial and operating performance measures are listed in the incentive compensation tables beginning on page 23 and reflect the achievement of specified business goals for 2014 or for future years.
See “Deductibility of Executive Compensation” on page 30 for additional information about our philosophy on structuring our incentive compensation plans for tax purposes.
ROTCE Methodology and Explanation. The 2014 ROTCE targets were used in the Incentive Plans to establish the minimum and maximum incentive payment pools for purposes of Code Section 162(m), as well as the underlying negative discretion ROTCE targets used to determine final payouts for participants under the Short-Term Plan.
The Compensation Committee reviews these factors annually and, unless it concludes that changes in these factors warrant an increase or decrease in the ROTCE performance targets, the ROTCE performance targets generally remain the same from year to year. The ROTCE performance targets have been adjusted in the past from time to time. When made, these periodic adjustments generally have reflected:

•	management's expected ability to take advantage of anticipated changes in industry dynamics over the longer term;
•the anticipated impact of programs (such as layoffs and restructurings) on future profitability;
•the anticipated impact of economic conditions on our business;
•major accounting changes; and
•the anticipated impact over time of changes in our business model on our business.
After year-end financial results are computed, actual ROTCE performance is compared against the ROTCE performance targets and is used to determine both (i) the maximum payment pool under the Incentive Plans for the year and (ii) the final payouts under the Short-Term Plan for the year based on the pre-established formula. As a result, ROTCE serves as both a metric for tax deductibility to establish maximum potential incentive amounts and as a metric for underlying performance to determine final incentive compensation payout amounts. For 2014, all ROTCE results were at or above the applicable maximum ROTCE target and resulted in maximum payment pools of 150% of target under the Short-Term Plan and Cash Long-Term Plan and 200% of target under the Equity Long-Term Plan.
ROTCE is calculated for both of these purposes as follows:
Earnings Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments

Earnings Before Interest After-Tax is equal to the sum of interest expense, net of interest income, less 38% for taxes, plus net income from continuing operations attributable to stockholders, which we refer to as net income. Total Capital Employed is equal to (i) the sum of the average debt and average stockholders' equity less (ii) average consolidated cash. Average debt, stockholders' equity and consolidated cash are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of each of the next twelve months divided by thirteen.
Consolidated ROTCE is calculated from the financial statements using average debt, average stockholders' equity and average cash based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.
The same ROTCE targets were used under all three Incentive Plans for 2014. The following table contains the calculation of the Company's consolidated ROTCE for purposes of determining the minimum and maximum payment pools under the Incentive Plans for 2014:

2014 Net income	$109.8
Plus: 2014 Interest expense, net	2.8
Less: Income taxes on 2014 interest expense, net at 38%	(1.1)
Earnings Before Interest After-Tax	$111.5

2014 Average stockholders' equity (12/31/2013 and each of 2014's quarter ends)	$468.7
2014 Average debt (12/31/2013 and each of 2014's quarter ends)	42.8
Less: 2014 Average cash (12/31/2013 and each of 2014's quarter ends)	(118.2)
Total Capital Employed	$393.3

ROTCE (Before Adjustments)	28.3%

Less: Adjustments to Earnings Before Interest After-Tax	$(8.1)
Plus: Adjustments to Total Capital Employed	$6.0

Adjusted Consolidated ROTCE	25.9%
Adjustments to the ROTCE calculation under the Incentive Plans are non-recurring or special items that are established by the Compensation Committee at the time the ROTCE targets are set. During 2014, the anticipated gain on the sale of the Company's manufacturing facility in Brazil was excluded from the ROTCE target and Adjusted Consolidated ROTCE. In addition, for 2014, the ROTCE adjustments related to the after-tax impact of the following costs or expenses only if they were in excess of the amounts included in the 2014 annual operating plan:

•	the post-acquisition impact of business acquisitions;

•	expenses related to acquisitions;

•	non-cash pension settlement accounting charges;

•	valuation allowances provided against deferred tax assets; and

•	environmental expenses.
The Compensation Committee determined that these items were incurred in connection with improving our operations and, as a result, these items should not adversely affect incentive compensation payments, as the actions or events were beneficial to us or were generally not within the employees' control.
Calculation and Payment Overview. Awards under the Short-Term Plan and the Equity Long-Term Plan are determined as follows:

•
Target awards for each executive are equal to a specified percentage of the executive's 2014 salary midpoint, based on the number of Hay points assigned to the position and the appropriate level of short-term and long-term incentive compensation targets recommended by the Hay Group and adopted by the Compensation Committee at that level. The Compensation Committee then increases the target amounts under the Equity Long-Term Plan by 15% to account for the immediately taxable nature of the awards.

•	The plans have a one-year performance period.

•	Final awards are determined after year-end by comparing actual performance to the pre-established performance targets that were set by the Compensation Committee.

•	The Compensation Committee, in its discretion, may decrease or eliminate awards.

•
For participants other than the NEOs, the Compensation Committee, in its discretion, may also increase awards and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so.

•	Short-Term Plan awards are paid annually in cash and Equity Long-Term Plan awards are paid annually in a combination of cash and restricted shares of Class A Common.

•	All awards are immediately vested when granted.

•	Refer to “ Employment and Severance Agreements and Change in Control Payments” on page 29 for a description of the impact of a change in control on Incentive Plan awards.
Incentive Compensation Tables. When reviewing the incentive compensation tables beginning below, the following factors should be considered:

•
Selection of Performance Factors and Targets. The Compensation Committee considered the factors described under "Incentive Compensation - Overview" beginning on page 18 and adopted performance criteria and target performance levels to determine the 2014 incentive compensation awards. In calculating the various performance targets and results, adjustments were made for various items incurred in connection with improving our operations, similar to the adjustments listed for the ROTCE calculation above.

•
Achievement Percentages. The achievement percentages are based on the formulas contained in performance guidelines adopted by the Compensation Committee. The formulas do not provide for straight-line interpolation from the performance target to the maximum payment target.

•
Market Share Performance Factors. These tables do not disclose our market share targets or results due to the competitively sensitive nature of that information. The market share targets under the Short-Term Plan were based on our expected 2014 annual operating plan results, while the market share targets under the Equity Long-Term Plan were based on a combination of the Company's current market position and long-term strategic objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all market share targets in 2014.

•
Operating Profit Percent Over-Ride. In 2014, the Compensation Committee approved the addition of an operating profit percent over-ride feature for each of the Incentive Plans. This feature provides for a reduction in payouts under the plans from the amounts otherwise determined under the pre-established performance targets unless a separate operating profit percent target of 4.0% is achieved, thus providing participants with additional motivation to deliver outstanding performance.

Short-Term Incentive Compensation
For 2014, the Short-Term Plan was designed to provide target short-term incentive compensation to the NEOs of between 50% and 110% of salary midpoint, depending on the NEO's position. The table below shows the short-term target awards approved by the Compensation Committee under the Short-Term Plan for each NEO for 2014:

Named Executive Officer	(A) 2014 Salary Midpoint ($)	(B) Short-Term Plan Target as a % of Salary Midpoint (%)	(C) = (A) x (B) Short-Term Plan Target ($)	(D) 2014 Short-Term Plan Payout (%)	(E) = (C) x (D) Short-Term Plan Payout ($)	(F) = (E)/(A) Short-Term Plan Payout as a % of Salary Midpoint
Alfred M. Rankin, Jr. (1)	$640,500	110.0%	$704,550	76.5%	$538,981	84.15%
Kenneth C. Schilling	$369,800	50.0%	$184,900	76.5%	$141,449	38.25%
Michael P. Brogan (2)	$708,700	53.3%	$377,973	76.5%	$289,149	40.80%
Colin Wilson (3)	$708,700	47.8%	$338,520	93.7%	$317,220	44.76%
Charles F. Pascarelli (4)	$369,800	50.0%	$184,900	90.7%	$167,704	45.35%
Rajiv K. Prasad (3)	$433,800	45.3%	$196,350	82.0%	$160,979	37.11%

(1)	Mr. Rankin's target award under the Short-Term Plan is equal to 60% of the Hay-recommended amount of $1,174,250 for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014.

(2)
Mr. Brogan retired effective August 31, 2014. His Short-Term Plan target for 2014 was set at 80% of his salary midpoint. Under the terms of the Short-Term Plan, Mr. Brogan was entitled to receive a pro-rata award for the period of time he worked during 2014. Therefore, the Short-Term Plan target amount shown above reflects Mr. Brogan's employment for the first eight months of 2014 (i.e., 8/12 of his annualized target).

(3)
Messrs. Wilson and Prasad were each promoted effective September 1, 2014, effectively serving in their pre-promotion positions for the first eight months of 2014 (i.e., 8/12 of the year) and in their post-promotion positions for the last four months of 2014 (i.e., 4/12 of the year). Their salary midpoints were increased as a result of the promotion and the 2014 annualized post-promotion amounts are shown above. However, the incentive compensation targets under the Short-Term Plan for 2014 for Messrs. Wilson and Prasad were not increased, consistent with Section 162(m). Mr. Wilson's Short-Term Plan target for 2014 was set at 60% of his pre-promotion salary midpoint of $564,200 and Mr. Prasad's Short-Term Plan target for 2014 was set at 50% of his pre-promotion salary midpoint of $392,700.

Refer to "Short-Term Incentive Compensation for Messrs. Rankin, Schilling, Brogan, Wilson and Prasad" below for the calculation of the Short-Term Plan payouts for Messrs. Wilson and Prasad.

(4)	Mr. Pascarelli's 2014 Short-Term Plan payout was based on the performance of the Company's Americas division.
The following tables show the performance criteria established by the Compensation Committee for 2014 under the Short-Term Plan to determine final incentive compensation payments for the NEOs. For 2014, incentive compensation under the Short-Term Plan was based on performance against specific business objectives, as identified in the Company's 2014 annual operating plan.

Short-Term Incentive Compensation for Messrs. Rankin, Schilling, Brogan, Wilson and Prasad. The following table shows the performance criteria established by the Compensation Committee for 2014 under the Short-Term Plan to determine final incentive compensation payments for corporate executives in the U.S., including Messrs. Rankin, Schilling, Brogan, Wilson and Prasad:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Global	20%	$146,534,779	$135,582,763	85.1%	17.0%
Adjusted Operating Profit Percent - Global	20%	5.2%	4.9%	93.7%	18.7%
Adjusted ROTCE - Global	20%	25.9%	25.9%	100.0%	20.0%
Market Share - Americas	17%	—	—	80.8%	13.7%
Market Share - Brazil	4%	—	—	0%	0%
Market Share - Europe, Middle East and Africa (EMEA)	10%	—	—	0%	0%
Market Share - Asia	4%	—	—	125%	5%
Market Share - Pacific	3%	—	—	0%	0%
Market Share - China	1%	—	—	116.0%	1.2%
Market Share - Japan	1%	—	—	86.7%	0.9%
Final Payout Percentage - U.S. Corporate (1)					76.5%

(1)	Messrs. Wilson and Prasad each received a blended payout under the Short-Term Plan for 2014 in order to account for their increased post-promotion salary midpoints for the last four months of 2014.

•	Mr. Wilson's blended payout under the Short-Term Plan for 2014 was calculated as follows: (($338,520 x 8/12) + ($566,960 x 4/12)) x 76.5% = $317,220.

•	Mr. Prasad's incentive compensation payout under the Short-Term Plan for 2014 was calculated as follows: (($196,350 x 8/12) + ($238,590 x 4/12)) x 76.5% = $160,979.
The blended Short-Term Plan payouts for Messrs. Wilson and Prasad result in a 2014 adjusted Short-Term Plan payout percentage of 93.7% for Mr. Wilson (his Short-Term Plan payout of $317,220 divided by his Short-Term Plan target of $338,520), and 82.0% for Mr. Prasad (his Short-Term Plan payout of $160,979 divided by his Short-Term Plan target of $196,350). While these adjusted payout percentages are higher than the 76.5% final payout percentage shown in the above table, they remain less than 150% of target, which is the maximum permitted payout percentage under the Short-Term Plan.
Short-Term Incentive Compensation for Mr. Pascarelli. The following table shows the performance criteria established by the Compensation Committee for 2014 under the Short-Term Plan to determine final incentive compensation payments for executives in the Americas division, including Mr. Pascarelli:

Performance Criteria	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Dollars - Americas	20%	$102,440,509	$101,568,392	98.3%	19.7%
Adjusted Operating Profit Percent - Global	20%	5.2%	4.9%	93.7%	18.7%
Adjusted ROTCE - Global	20%	25.9%	25.9%	100.0%	20.0%
Market Share - Americas	40%	—	—	80.8%	32.3%
Final Payout Percentage - Americas					90.7%

Long-Term Incentive Compensation
The purpose of our Long-Term Incentive Plans is to enable senior management employees to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of our business. Our long-term Incentive Plans require long-term commitment on the part of our senior management employees, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders' and the NEOs' long-term interests.

Those individual NEOs who have a greater impact on our long-term strategy receive a higher percentage of their compensation as long-term compensation. The Compensation Committee does not consider a NEO's long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period because it considers those prior awards to represent compensation for past services.
In 2014, all senior executives in the U.S., including all of the NEOs, participated in our Equity Long-Term Plan. With respect to the participants in the Equity Long-Term Plan, any gains the executives realize in the long run depend on what management does to drive the financial performance of the Company and increase the stock price. This is because the restricted shares of Class A Common that are awarded under the Equity Long-Term Plan generally may not be transferred for ten years following the last day of the award year. During the holding period, the ultimate value of the shares is subject to change based on the value of the shares of stock. The value of the award is enhanced as the value of the stock increases or is reduced as the value of the stock decreases. Thus, the awards provide the executives with an incentive over the ten-year period to increase the value of the Company, which is expected to be reflected in the increased value of the stock awarded. The Compensation Committee believes that this encourages our executives to maintain a long-term focus on our profitability, which is also in the Company's best interests.
As a result of the annual grants under the Equity Long-Term Plan and the corresponding transfer restrictions, the number of shares of Class A Common that an executive holds generally increases each year. Consequently, our executives will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the price of shares of Class A Common. This increased exposure strongly aligns the long-term interests of the NEOs with those of other stockholders.
For 2014, approximately 65% of the Equity Long-Term Plan awards of the NEOs was distributed in shares of restricted stock, with the remaining 35% being distributed in cash to initially approximate the income tax withholding obligations for the stock. In addition, at the time the stock awards were issued, an NEO may surrender a portion of his shares to the Company to pay for additional tax withholding obligations associated with the award. The actual number of shares of stock issued to a participant is determined by taking the dollar value of the stock component of the award and dividing it by a formula share price. For this purpose, the formula share price is calculated as the lesser of:

•
the average closing price of our Class A Common stock on the NYSE at the end of each week during the 2013 calendar year (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period); or

•	the average closing price of our Class A Common stock on the NYSE at the end of each week during the 2014 performance period.
Participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the award shares. The full amount of the award, including the fair market value of the award shares on the date of grant, is fully taxable to the participant. The award shares that are issued are subject to transfer restrictions that generally lapse on the earliest to occur of:

•	ten years after the last day of the performance period;

•	the participant's death or permanent disability; or

•	five years (or earlier with the approval of the Compensation Committee) from the date of retirement.
The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so for circumstances other than: (i) the purchase of a principal residence for the participant, (ii) payment of medical expenses for the participant, his spouse or his dependents, or (iii) payment of expenses for the education of the participant, his spouse or his dependents within the next 18 months.

For 2014, the Equity Long-Term Plan was designed to provide target long-term incentive compensation to the NEOs of between 70% and 330% (increased by 15%) depending on the NEO's position. The table below shows the long-term target awards and payouts under the Equity Long-Term Plan approved by the Compensation Committee for each NEO for 2014:

Named Executive Officer	(A) Salary Midpoint ($)	(B) Long-Term Plan Target as a Percentage of Salary Midpoint (%)	(C)=(A) x (B) Long-Term Plan Target ($)	(D) 2014 Equity Long-Term Plan Payout (%)	(E) = (C) x (D) Cash-Denominated Long-Term Plan Payout ($)(1)	(F)=(E)/(A) Cash-Denominated Long- Term Plan Payout as a Percentage of Salary Midpoint (%)	(G) Fair Market Value of Long-Term Plan Payout ($)(1)
Alfred M. Rankin, Jr. (2)	$640,500	379.5%	$2,430,698	74.4%	$1,808,439	282.35%	$1,742,210
Kenneth C. Schilling	$369,800	80.5%	$297,689	74.4%	$221,481	59.89%	$213,369
Michael P. Brogan (3)	$708,700	115.0%	$815,005	74.4%	$606,364	85.56%	$584,157
Colin Wilson (4)	$708,700	96.1%	$681,272	94.1%	$641,093	90.46%	$617,615
Charles F. Pascarelli (5)	$369,800	80.5%	$297,689	87.3%	$259,882	70.28%	$250,365
Rajiv K. Prasad (4)	$433,800	72.9%	$316,124	84.8%	$268,145	61.81%	$258,325

(1)
Awards under the Equity Long-Term Plan are initially denominated in dollars. The amounts shown in columns (C) and (E) reflect the 2014 dollar-denominated target and actual awards. This is the amount that is used by the Compensation Committee when analyzing the total compensation of the NEOs. The dollar-denominated awards are then paid to the participants in a combination of cash (approximately 35%) and restricted stock (approximately 65%). The number of shares of stock issued was determined using the formula share price described above. The amount shown in column (G) is the sum of (i) the cash distributed and (ii) the grant date fair value of the stock that was initially issued for the 2014 long-term awards. This amount is computed in accordance with FASB ASC Topic 718 and is the same as the amount that is disclosed in the Summary Compensation Table on page 32. The shares were valued on the date on which the Equity Long-Term Plan awards were approved by the Compensation Committee. The difference in the amounts disclosed in columns (E) and (G) is due to the fact that the number of shares issued was calculated using the formula share price of $68.759 while the grant date fair value was calculated using $64.885, which is the average of the high and low share price on the day the shares were granted. As permitted under the Equity Long-Term Plan, at the time the stock awards were issued, certain NEOs surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the award as described in further detail in the Stock Vested Table on page 35.

(2)
Mr. Rankin's target award under the Equity Long-Term Plan is equal to 60% of the Hay-recommended amount of 330% of $1,067,500 (increased by 15%) ($4,051,162) for a hypothetical CEO of a "composite NACCO/Hyster-Yale" company in 2014.

(3)
Mr. Brogan retired effective August 31, 2014. His Equity Long-Term Plan target for 2014 was set at 80% of his salary midpoint (increased by 15%). Under the terms of the Equity Long-Term Plan, Mr. Brogan was entitled to receive a pro-rata award for the period of time he worked during 2014. Therefore, the Equity Long-Term Plan target amount shown above reflects Mr. Brogan's employment for the first eight months of 2014 (i.e., 8/12 of his annualized target).

(4)
Messrs. Wilson and Prasad were each promoted effective September 1, 2014, effectively serving in their pre-promotion positions for the first eight months of 2014 (i.e., 8/12 of the year) and in their post-promotion positions for the last four months of 2014 (i.e., 4/12 of the year). Their salary midpoints were increased as a result of the promotion and the 2014 annualized post-promotion amounts are shown above. However, the incentive compensation targets under the Equity Long-Term Plan for 2014 for Messrs. Wilson and Prasad were not increased, consistent with Code Section 162(m). Mr. Wilson's Equity Long-Term Plan target for 2014 was set at 105% of his pre-promotion salary midpoint of $564,200 (increased by 15%) and Mr. Prasad's Equity Long-Term Plan target for 2014 was set at 70% of his pre-promotion salary midpoint of $392,700 (increased by 15%).

Refer to "Long-Term Incentive Compensation for Messrs. Rankin, Schilling, Brogan, Wilson and Prasad" below for the calculation of the Equity Long-Term Plan payouts for Messrs. Wilson and Prasad.

(5)	Mr. Pascarelli's 2014 Equity Long-Term Plan payout was based on the performance of the Company's Americas division.

Long-Term Incentive Compensation for Messrs. Rankin, Schilling, Brogan, Wilson and Prasad. The following table shows the performance criteria established by the Compensation Committee for 2014 under the Equity Long-Term Plan to determine final incentive compensation payments for corporate executives in the U.S., including Messrs. Rankin, Schilling, Brogan, Wilson and Prasad:

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	93.7%	46.9%
Market Share - Americas	22%	—	—	80.8%	17.8%
Market Share - Brazil	5%	—	—	0%	0%
Market Share - EMEA	12%	—	—	0%	0%
Market Share - Asia	5%	—	—	150.0%	7.5%
Market Share - Pacific	4%	—	—	0%	0%
Market Share - China	1%	—	—	126.0%	1.3%
Market Share - Japan	1%	—	—	86.7%	0.9%
Final Payout Percentage - Corporate (1)					74.4%

(1)
Messrs. Wilson and Prasad each received a blended payout under the Equity Long-Term Plan for 2014 in order to account for their increased post-promotion salary midpoints for the last four months of 2014.

•	Mr. Wilson's blended payout under the Equity Long-Term Plan for 2014 was calculated as follows: (($681,272 x 8/12) + ($1,222,508 x 4/12)) x 74.4% = $641,093.

•	Mr. Prasad's blended payout under the Equity Long-Term Plan for 2014 was calculated as follows: (($316,124 x 8/12) + ($448,983 x 4/12)) x 74.4% = $268,145.
The blended Equity Long-Term Plan payouts for Messrs. Wilson and Prasad result in a 2014 adjusted Equity Long-Term Plan payout percentage of 94.1% for Mr. Wilson (his Equity Long-Term Plan payout of $641,093 divided by his Equity Long-Term Plan target of $681,272), and 84.8% for Mr. Prasad (his Equity Long-Term Plan payout of $268,145 divided by his Equity Long-Term Plan target of $316,124). While these adjusted payout percentages are higher than the 74.4% final payout percentage shown in the above table, they remain less than 200% of target, which is the maximum permitted payment percentage under the Equity Long-Term Plan.
Long-Term Incentive Compensation for Mr. Pascarelli. The following table shows the performance criteria established by the Compensation Committee for 2014 under the Equity Long-Term Plan to determine final incentive compensation payments for executives in the Americas division, including Mr. Pascarelli:

`	(A) Weighting	Performance Target	Performance Result	(B) Achievement Percentage	(A) x (B) Payout Percentage
Adjusted Operating Profit Percent - Global	50%	—	—	93.7%	46.9%
Market Share - Americas	50%	—	—	80.8%	40.4%
Final Payout Percentage - Americas					87.3%

Adjusted Operating Profit Percent. These tables do not disclose our adjusted operating profit percent results due to the competitively sensitive nature of that information. The operating profit percent targets used under the long-term Incentive Plans reflect long-term corporate objectives. The Compensation Committee believed that, with strong management performance, it was reasonably possible for the Company to meet all operating profit percent targets in 2014.
The Company also maintains the Hyster-Yale Materials Handling, Inc. Supplemental Long-Term Equity Incentive Plan, referred to as the Supplemental Equity Plan, which gives the Compensation Committee the flexibility to provide discretionary additional equity compensation. To date, the Compensation Committee has not granted any awards under the Supplemental Equity Plan.
Other Compensation of Named Executive Officers

Discretionary Cash Bonuses. The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to our employees, including the NEOs, in addition to the Incentive Plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company and/or its subsidiaries, particularly when such achievement or service is not reflected in the performance criteria established under our Incentive Plans. No discretionary cash bonuses were awarded to the NEOs for 2014 performance.

Consulting Agreement With Mr. Brogan. Mr. Brogan served as the Chief Executive Officer of NMHG from July 1, 2006 through August 31, 2014 and has been involved in the forklift industry for over 31 years. His superior management and leadership skills have greatly contributed to the Company's success. Due to our Board of Directors' and Mr. Rankin's belief that Mr. Brogan is a substantial asset to the Company, the Compensation Committee approved a consulting agreement with Mr. Brogan effective September 1, 2014.

Pursuant to the agreement, Mr. Brogan is expected to perform consulting services for the Company up to four days a month on management, financial and other matters. The term of the agreement is from September 1, 2014 to December 31, 2015 and Mr. Brogan will be paid a fee of $3,500 for each day he performs such services, plus expenses. The Compensation Committee believes that this fee is reasonable for the advice of an executive with Mr. Brogan's level of experience and deep understanding of our Company and industry.

Retirement Plans. The material terms of our retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.

Defined Benefit Pension Plans. The NEOs do not currently accrue any defined benefit pension benefits. Certain NEOs are entitled to receive payments from various frozen pension plans as indicated in the Pension Benefits Table on page 39.
Defined Contribution Plans. We provide the NEOs and most other full-time employees with defined contribution retirement benefits. Employer contributions are calculated under formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that the target level of retirement benefits gives us the ability to attract and retain talented management employees at the senior executive level and below.
In general, the NEOs and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, (i) certain retirement benefits that are provided to Messrs. Rankin, Brogan and Wilson exceed the benefits that are provided to other employees and (ii) the benefits that are provided to the NEOs and other executive officers in the U.S. are provided under a combination of tax-favored and Excess Plans, while the benefits that are provided to other employees are provided generally only under tax-favored plans. The Excess Plans provide the U.S. employees with the retirement benefits that would have been provided under the tax-favored plans, but that cannot be provided due to various Internal Revenue Service regulations and limits and non-discrimination requirements.
Our defined contribution plans contain the following three types of benefits:

•	employee deferrals (pre-tax and Roth after-tax);

•	matching (or substitute matching) employer contributions; and

•	minimum and additional profit sharing benefits.
The “compensation” that is taken into account under these plans generally includes base salary and Short-Term Plan payments, but excludes most other forms of compensation, including long-term incentive compensation and other discretionary payments. The NEOs other than Mr. Rankin may elect to defer up to 25% of compensation. Under the matching portion of the plans for 2014, Mr. Rankin receives an automatic 3% employer contribution and the other NEOs receive a 3% match on the first 7% of contributions.
Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation that varies depending on the employee's age, compensation and our operating profit percent performance for the year. If the Company performs well, the amount of the profit sharing contribution increases. The range of profit sharing contributions for the NEOs in 2014 was:

•	Messrs. Rankin, Brogan and Wilson: between 4.50% and 14.90% of compensation;

•	Messrs. Schilling and Pascarelli: between 3.80% and 12.25% of compensation; and

•	Mr. Prasad: between 3.20% and 10.05% of compensation.

Messers. Rankin, Schilling, Brogan, Wilson and Prasad are all 100% vested in their retirement benefits, while Mr. Pascarelli is 40% vested in his retirement benefits. Benefits under the tax-favored plans are payable at any time following a termination of employment. Participants have the right to invest their account balances among various investment options that are offered by the plans' trustees. Participants can elect various forms of payment including lump sum distributions and installments.
The Excess Plans are structured as “pay-as-you-go” plans, based on the Compensation Committee's desire to:

•	avoid additional statutory and regulatory restrictions applied to nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code;

•	simplify plan administration and recordkeeping; and

•	eliminate the risk to the executives based on the unfunded nature of the Excess Plans.
Under the Excess Plans:

•
participants' account balances, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the U.S. 401(k) plan with a 14% maximum per year;

•	no interest is credited on excess profit sharing benefits;

•	the amounts credited under the Excess Plans each year are paid during the period from January 1st to March 15th of the following year; and

•
the amounts credited under the Excess Plans each year are increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase applies to all benefits other than interest and the portion of the excess 401(k) benefits that are in excess of the amount needed to obtain a full employer matching contribution under the tax-favored plan.

Messrs. Brogan and Wilson maintain accounts under the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Frozen Unfunded Plan"), that was frozen effective December 31, 2007. The frozen accounts are subject to the following rules:

•
The frozen accounts are credited with interest each year. Beginning in 2014, interest on all accounts is credited at the rate of 2% during the year. Certain sub-accounts are credited with additional interest credits after year-end based on a formula that takes into account the final payout percentage under the Cash Long-Term Plan for the year, with a maximum of 14%.

•
The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, is paid to these NEOs during the period from January 1st to March 15th of the following year.

•
The frozen accounts (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

•
Upon payment of the frozen accounts, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other participants received their payments from the Frozen Unfunded Plan. In the event the rates have increased, an additional tax gross-up payment will be paid to the NEO. The Compensation Committee determined that NMHG, and not the executive, should bear the risk of a tax increase after 2008 because the NEOs would have received payment of their frozen accounts in 2008 were it not for the adverse cash flow and income tax impact on us. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

Refer to “Employment and Severance Agreements and Change in Control Payments” and “Nonqualified Deferred Compensation Benefits” below for additional information.
Other Benefits. All salaried U.S. employees, including the NEOs, participate in a variety of health and welfare benefit plans that are designed to enable us to attract and retain our workforce in a competitive marketplace.

Perquisites and Other Personal Benefits. Although we provide limited perquisites and other personal benefits to certain executives (mostly outside the U.S.), we do not believe these perquisites and other personal benefits constitute a material component of the executive officer's compensation package. See note (5) to the Summary Compensation Table on page 33.
Employment and Severance Agreements and Change in Control Payments. Upon a NEO's termination of employment with us for any reason, the NEO (and all other employees) is entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay; and

•	benefits that are provided under the retirement plans, Incentive Plans, the Excess Plans and the Frozen Unfunded Plan at termination of employment that are further described in this Proxy Statement.
Upon termination of employment in certain circumstances and in accordance with the terms of a broad-based severance plan that applies to all U.S. salaried employees, the NEOs are also entitled to severance pay and continuation of certain health benefits for a stated period of time based on length of service. The Compensation Committee must review and approve any material severance payment that is in excess of the amount the NEO is otherwise entitled to receive under our broad-based severance plan.
For 2014, the only senior executive in the U.S. with a pre-arranged severance agreement was Mr. Pascarelli, who was hired in March 2013. Under his agreement, Mr. Pascarelli is entitled to receive severance benefits equal to the sum of a portion of his base salary and his target short and long-term incentive targets if he is involuntarily terminated for reasons other than cause within 2 years of his date of hire. Mr. Pascarelli's severance agreement was approved by the Compensation Committee.
In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believes that it is appropriate to provide limited change in control protections to the NEOs and other employees. The accrued account balances under the Cash Long-Term Plan, the Excess Plans and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of Hyster-Yale or the participant's employer. A pro-rata target award under the current year's Incentive Plans will also be paid in the event of a change in control. The Compensation Committee believes that:

•	The change in control payment triggers are appropriate due to the unfunded nature of the benefits provided under these plans;

•
The skills, experience and services of our key management employees are a strong factor in our success and that the occurrence of a change in control transaction would create uncertainty for these employees; and

•	Some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs.

Our change in control payment triggers are designed to encourage key management employees to remain employed during and after a change in control.

The change in control payment trigger under the Excess Plans and the Frozen Unfunded Plan does not increase the amount of the benefits payable under those plans. Participants will only receive their accrued account balance (including interest) as of the date of the change in control. However, the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) under the Cash Long-Term Plan as of the date of the change in control (if any), also provide for the payment of a pro-rated award target for the year of the change in control.
Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under any plan will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.
For a further discussion of the potential payments that may be made to the NEOs in connection with a change in control, see “Potential Payments Upon Termination/Change in Control” beginning on page 36.

Tax and Accounting Implications
Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that, subject to certain exceptions, we may not deduct compensation of more than $1 million that is paid to the NEOs (other than Mr. Schilling and Mr. Brogan). For 2014, each of our Incentive Plans was designed so that, together with steps taken by the Compensation Committee in the administration of the Incentive Plans, payouts on most awards should not count towards the $1 million cap that Code Section 162(m) imposes for purposes of federal income tax deductibility.
While the Compensation Committee intends generally for payments under the Incentive Plans to meet the criteria for federal income tax deductibility under Code Section 162(m), such deductibility is not guaranteed and is only one factor among a number of factors considered in determining appropriate levels or modes of compensation. We maintain the flexibility to compensate executive officers based upon an overall determination of what the Compensation Committee believes is in the best interests of the Company and its stockholders, even if all or a portion of the compensation is determined not to be deductible under applicable law.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Based on FASB ASC Topic 718, the grant date of the awards under the Equity Long-Term Plan for this purpose is the date on which the award shares are issued, which occurs in the year following the year in which the shares are earned. See Note 5 of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for more information regarding accounting treatment of our equity awards.
Other Policies and Considerations
Assessment of Risks in our Compensation Program. As part of its oversight, the Compensation Committee considers the impact of the Company's compensation program on the Company's risk profile. The Committee directed management to annually undertake a detailed risk assessment of our compensation programs. Each year, management, with the assistance of outside legal counsel, reviews our pay practices and incentive programs to identify any potential risks to the Company. Our pay philosophy provides an effective balance of base salary and incentive compensation; short and long-term performance measures; financial and non-financial performance measures and allows for the use of Compensation Committee discretion. Further, the Company has policies to mitigate compensation-related risk including lengthy holding periods for long-term awards; stated payment caps; insider-trading prohibitions and independent Compensation Committee oversight. The Compensation Committee agreed with the findings of management's assessment for 2014 that (1) our compensation programs are effectively designed to help mitigate conduct that is inconsistent with building long-term value of the Company and (2) the risks arising from the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines. While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted under the Equity Long-Term Plan generally must be held for a period of ten years which can result in the executive officers being required to hold a significant accumulation of Class A Common during their careers.
Role of Executive Officers in Compensation Decisions. Our management, in particular the CEO of the Company and the CEO of NMHG, reviews our goals and objectives relevant to the compensation of our executive officers. The CEO of the Company annually reviews the performance of each executive officer (other than the CEO whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and incentive compensation award amounts, to the Compensation Committee. In addition to the CEO recommendations, the Compensation Committee considers recommendations made by the Hay Group, our independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of our policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each NEO, and any additional discretionary payments.
Executive Compensation Program for 2015 and Impact of "Say on Pay" Stockholder Vote
When setting executive compensation for 2015, the Compensation Committee took into account the results of the stockholder advisory vote on executive compensation that occurred at our 2013 annual meeting of stockholders. A nearly unanimous percentage of the votes cast (99%) approved the compensation program described in our 2013 proxy statement. Our executive compensation program for 2015 will be structured in a manner similar to our 2013 and 2014 programs.
Principal changes for 2015 include (1) modifications to salary midpoints and base salaries in view of internal considerations as well as marketplace practice as reflected in analyses, general industry survey data and the recommendations of the Hay Group based on an updated All Industrial survey and (2) changes to targets for the Incentive Plans based on management recommendations as to the performance objectives of the particular business unit for 2015 or to better incentivize certain groups of participants.
The following additional changes have been made to our compensation program for 2015:

•
During the 27-month transitional period since the Spin-Off, the Compensation Committee has benchmarked Mr. Rankin’s compensation against the Hay-recommended aggregate compensation targets for a hypothetical CEO of a “composite NACCO/Hyster-Yale” company. After taking into consideration Mr. Rankin’s stated desire that his total compensation not be increased as a result of the Spin-Off, the Compensation Committee then reduced these amounts to 60% of the recommended aggregate levels. In reviewing the philosophy underlying Mr. Rankin’s compensation as the Chairman, President and CEO of Hyster-Yale, the Compensation Committee determined that the post-Spin-Off transitional period ended on December 31, 2014. Accordingly, the Compensation Committee asked the Hay Group to evaluate the position of a stand-alone Chairman, President and CEO of Hyster-Yale and its current subsidiaries using the Hay All Industrials survey, effective January 1, 2015. The Hay Group made the following recommendations for a stand-alone Chairman, President and CEO position at Hyster-Yale for 2015:

Salary Midpoint	Cash in Lieu of Perquisites	STIP Target (100%)	LTIP Target (285% +15% uplift)	Target Total Compensation
$990,200	$45,000	$990,200	$3,245,381	$5,270,781

Specifically noting the value of the services Mr. Rankin provides as Chairman, President and CEO of Hyster-Yale, but wishing to account for the fact that Mr. Rankin will continue to provide services to NACCO in 2015, the Compensation Committee then considered several alternatives before deciding to reduce the salary midpoint for Mr. Rankin’s stand-alone Hyster-Yale Chairman, President and CEO position to 75% of the Hay-recommended amount for 2015. In making this determination to reduce the Hay-recommended salary midpoint, the Compensation Committee considered, among other factors, that NMHG has a full-time CEO that is devoted solely to the activities of the business. As a result, the Compensation Committee set Mr. Rankin’s target total compensation for 2015 at:

Salary Midpoint	Cash in Lieu of Perquisites	STIP Target (100%)	LTIP Target (285% +15% uplift)	Target Total Compensation
$742,650	$33,750	742,650	$2,434,036	$3,953,086

To set Mr. Rankin’s base salary for 2015, the Compensation Committee increased his 2014 Hyster-Yale base salary of $783,720 by 3.5% for a 2015 base salary of $811,150, which is equal to 109% of his adjusted salary midpoint.

•
In 2014, the Hay Group performed its triennial review of the perquisite allowances paid to senior management employees. Hay did not recommend making any increases to the current perquisite allowance amounts, but did recommend a simplification of the current perquisite allowance tiers in order to better align them with the market. This simplification would impact Mr. Rankin and six current senior management employees in 2015 at an additional cost of $24,000. The Compensation Committee approved the recommended perquisite allowance changes, effective January 1, 2015.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
JOHN P. JUMPER, CHAIR
CAROLYN CORVI
MICHAEL E. SHANNON
JOHN M. STROPKI
EUGENE WONG

Summary Compensation Table
The following table sets forth the compensation for services of our NEOs in all capacities to the Company and its subsidiaries.
SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2014

Name and Principal Position	Year	Salary(1)($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value (3) and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Alfred M. Rankin, Jr.; Chairman, President and CEO of Hyster-Yale; Chairman of NMHG (6)	2014	$813,720	$1,109,209	$1,171,982	(7)	$39,811	$328,978	$3,463,700
	2013	$776,400	$4,198,497	$1,621,783		$53,106	$402,629	$7,052,415
	2012	$1,126,809	$3,790,982	$1,939,985	(8)	$80,096	$536,917	$7,474,789
Kenneth C. Schilling, Senior Vice President and Chief Financial Officer of Hyster-Yale and NMHG	2014	$363,126	$135,804	$219,014	(7)	$10,469	$91,476	$819,889
	2013	$346,786	$531,507	$301,192		$8,072	$81,442	$1,268,999
	2012	$318,687	$223,909	$192,410	(8)	$8,214	$78,184	$821,404
Michael P. Brogan; Former Vice-Chairman and CEO of NMHG - Hyster-Yale; Former Vice Chairman and CEO of NMHG	2014	$459,126	$371,921	$501,385	(7)	$386,650	$317,717	$2,036,799
	2013	$646,252	$2,177,590	$1,024,531		$450,770	$243,363	$4,542,506
	2012	$606,590	$0	$1,224,582	(9)	$499,335	$243,915	$2,574,422
Colin Wilson; President and CEO of NMHG - Hyster-Yale; President and CEO of NMHG	2014	$596,665	$393,203	$541,632	(7)	$111,455	$183,755	$1,826,710
	2013	$531,369	$1,148,517	$576,276		$257,435	$157,362	$2,670,959
	2012	$501,063	$0	$674,731	(9)	$261,481	$155,997	$1,593,272
Charles F. Pascarelli; President of Sales & Marketing, Americas of NMHG(10)	2014	$393,360	$159,358	$258,712	(7)	$9,336	$124,335	$945,101
Rajiv K. Prasad; Senior Vice President, Product Development, Manufacturing and Supply Chain Strategy of NMHG (11)	2014	$405,084	$164,419	$254,886	(7)	$26,259	$90,451	$941,099
	2013	$374,916	$564,493	$319,930		$54,766	$82,581	$1,396,686

(1)	The amounts reported under the “Salary” column include both base salary and the perquisite allowance.

(2)
For 2014 and 2013, the amounts shown are the grant date fair value of the awards issued under the Equity Long-Term Plan, determined in accordance with FASB ASC Topic 718. Refer to the tables and discussion on pages 23-26 under "Long-Term Incentive Compensation" to determine the target long-term awards, as well as the cash-denominated award payouts for 2014 under the Equity Long-Term Plan. For 2012, the amounts shown for Messrs. Rankin and Schilling reflect the shares that were granted under the Equity Long-Term Plan, as well as the shares that were granted to Mr. Rankin under the NACCO long-term equity plan for performance prior to the Spin-Off in 2012.

(3)
Amounts listed in this column include the aggregate change in the actuarial present value of accumulated plan benefits under our frozen defined benefit pension plans, as described in more detail in the Pension Benefits Table on page 39. For 2014, the following amounts were included: $296,772 for Mr. Brogan and $33,729 for Mr. Wilson. Messrs. Rankin, Schilling, Prasad and Pascarelli do not participate in any of our defined benefit pension plans.

(4)
Amounts listed in this column also include interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives' accounts under the plans listed in the Nonqualified Deferred Compensation Table on page 38. For 2014, the following amounts were included: $39,811 for Mr. Rankin; $10,469 for Mr. Schilling; $89,878 for Mr. Brogan; $77,726 for Mr. Wilson; $26,259 for Mr. Prasad; and $9,336 for Mr. Pascarelli.

(5)	All other compensation earned during 2014 for each of the NEOs is as follows:

	Alfred M. Rankin, Jr.	Kenneth C. Schilling	Michael P. Brogan	Colin Wilson	Charles F. Pascarelli	Rajiv K. Prasad
Employer Tax-Favored Matching Contributions	$0	$7,625	$7,625	$7,625	$7,625	$7,625
Employer Excess Plan Matching Contributions	$45,906	$8,866	$23,140	$20,131	$8,477	$10,473
Employer Tax-Favored Profit Sharing Contributions	$0	$26,875	$26,875	$8,371	$26,875	$14,810
Employer Excess Plan Profit Sharing Contributions	$243,368	$45,670	$134,022	$136,140	$43,802	$56,041
Other Excess Plan Employer Retirement Contributions	$37,710	$0	$0	$0	$0	$0
Employer Paid Life Insurance Premiums	$1,994	$1,332	$2,061	$2,270	$1,053	$1,502
Other	$0	$1,108	$123,994	$9,218	$36,503	$0
Total	$328,978	$91,476	$317,717	$183,755	$124,335	$90,451

The Company does not provide Mr. Rankin with any defined benefit pension or tax-favored retirement benefits. Of the amounts shown above for Mr. Rankin, $326,984 represents defined contribution retirement benefits earned in 2014. Amounts listed in “Other” reflect employer-paid premiums for personal excess liability insurance, consulting fees, relocation, spousal travel expenses and a tax gross-up for Mr. Brogan on his Frozen Unfunded Plan balance.

(6)	The amounts reported for Mr. Rankin for 2012 are the sum of (i) compensation paid by NACCO for services rendered prior to the Spin-Off of $4,289,143 plus (ii) compensation paid by NMHG of $3,185,646.

(7)
The amounts listed for 2014 reflect the cash payments under the Short-Term Plan and the cash portion of the awards under the Equity Long-Term Plan. Refer to the tables and discussion on pages 22-23 under "Short-Term Incentive Compensation" and pages 23-26 under "Long-Term Incentive Compensation" for an explanation of the calculations for Messrs. Wilson and Prasad.

(8)
For 2012, the amounts listed reflect (i) cash payments under the Short-Term Plan and the Equity Long-Term Plan for both Messrs. Rankin and Schilling and (ii) a cash payment under the NACCO long-term incentive plan for Mr. Rankin with respect to service while NMHG was a subsidiary of NACCO prior to the Spin-Off.

(9)	The amounts listed for 2012 for Messrs. Brogan and Wilson include cash payments under the Short-Term Plan and the value of their awards under the Cash Long-Term Plan.
(10)    Mr. Pascarelli was not a NEO in 2012 or 2013.
(11)    Mr. Prasad was not a NEO in 2012.

Grants of Plan-Based Awards
The following table sets forth information concerning awards granted to the NEOs for fiscal year 2014 and estimated payouts in the future, under the Incentive Plans.
GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2014

				(A) Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards		(B) Estimated Future or Possible Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock Awards (2) ($)
Name	Grant Date	Plan Name (1)		Target ($)	Maximum ($)	Target ($)	Maximum ($)
Alfred M. Rankin, Jr.	N/A	Short-Term Plan	(3)	$704,550	$1,056,825	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$850,744	$1,701,489	$1,579,954	$3,159,907	$1,109,209
Kenneth C. Schilling	N/A	Short-Term Plan	(3)	$184,900	$277,350	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$104,191	$208,382	$193,498	$386,996	$135,804
Michael P. Brogan	N/A	Short-Term Plan	(3)	$377,973	$566,960	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$285,252	$570,504	$529,753	$1,059,507	$371,921
Colin Wilson	N/A	Short-Term Plan	(3)	$338,520	$507,780	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$238,445	$476,890	$442,827	$885,654	$393,203
Charles F. Pascarelli	N/A	Short-Term Plan	(3)	$184,900	$277,350	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$104,191	$208,382	$193,498	$386,996	$159,358
Rajiv K. Prasad	N/A	Short-Term Plan	(3)	$196,350	$294,525	N/A	N/A	N/A
	2/12/2015	Equity Long-Term Plan	(4)	$110,643	$221,287	$205,481	$410,961	$164,419

(1)	There are no minimum or threshold payouts to the NEOs under any of our Incentive Plans.

(2)
Amounts in this column reflect the grant date fair value of shares of stock that were granted and initially issued under the Equity Long-Term Plan. The amount shown is the grant date fair market value as determined in accordance with FASB ASC Topic 718. These amounts are also reflected in the Summary Compensation Table on page 32.

(3)
Awards under the Short-Term Plan are based on a one-year performance period that consists solely of the 2014 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2014 payout opportunity under this plan. The amounts disclosed in this table for the NEOs are the target and maximum awards that were established by the Compensation Committee in early 2014. Although Messrs. Wilson and Prasad were each promoted effective September 1, 2014 and their salary midpoints were increased as a result of the promotion, their targets and maximum awards under the Short-Term Plan for 2014 were not increased, consistent with Code Section 162(m). The amount the executives actually received, after the final payout was calculated based on our actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table.

(4)
These amounts reflect the awards issued under the Equity Long-Term Plan for 2014 performance. Awards are based on a one-year performance period that consists solely of the 2014 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2014 payout opportunity under the plan. The amounts disclosed in this table are the dollar values of the target and maximum awards that were established by the Compensation Committee in early 2014. These targets include the 15% increase to account for the immediately taxable nature of these equity awards. Although Messrs. Wilson and Prasad were each promoted effective September 1, 2014 and their salary midpoints were increased as a result of the promotion, their targets and maximum awards under the Equity Long-Term Plan for 2014 were not increased, consistent with Code Section 162(m). The cash portion of the award, representing 35% of the total award, is listed under column (A) of this table. The remaining 65% of the award, reflecting the stock portion of the award, is listed under column (B) of this table. The amount the executives actually received, after the final payout was calculated based on our actual performance compared to the pre-established performance goals, is disclosed in the Summary Compensation Table. As permitted under the Equity Long Term Plan, at the time of the issuance of the stock awards, certain NEOs surrendered a portion of their shares to the Company to pay for additional tax withholding obligations associated with the awards as described in more detail on the Stock Vested table on page 35.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
The compensation of the NEOs consists of the following components: base salary (which includes the perquisite allowance for U.S. executives), short-term cash incentives and long-term equity incentives. All of the NEOs also receive various retirement benefits. Each of these components is described in detail in the “Compensation Discussion and Analysis” which begins on page 13. Additional details of certain components are provided below.

Equity Compensation
In 2014, U.S. salaried employees in salary grades 26 and above, including the NEOs, participated in the Equity Long-Term Plan. All employees are also eligible to receive discretionary equity awards under the Supplemental Equity Plan. All awards are based on one-year performance periods and are immediately vested and paid when approved by the Compensation Committee. Therefore, no equity awards remain outstanding for the year ended December 31, 2014.
Awards under the Equity Long-Term Plan are paid partially in cash and partially in the form of fully vested shares of restricted stock. While the stock is fully vested at the time of grant, it is subject to transfer restrictions generally for a period of ten years from the date of grant. Refer to “Long-Term Incentive Compensation” beginning on page 23 and note (4) of the "Grants of Plan-Based Awards" table on page 34 for additional information regarding our equity awards. The following table reflects the stock awards issued under the Equity Long-Term Plan for 2014 performance. No stock awards have been issued under the Supplemental Equity Plan.
STOCK VESTED
For Fiscal Year Ended December 31, 2014

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Alfred M. Rankin, Jr.	16,601	$1,077,156
Kenneth C. Schilling	2,093	$135,804
Michael P. Brogan	5,646	$366,341
Colin Wilson	6,060	$393,203
Charles F. Pascarelli	2,456	$159,358
Rajiv K. Prasad	2,479	$160,850

(1)
The amounts shown in this table are not the amounts initially received by the NEOs. The Equity Long-Term Plan awards were granted pursuant to a net exercise, by which a portion of the shares of stock issued on the grant date were immediately surrendered to the Company to pay for the taxes associated with the stock portion of the award. The amounts initially received by the NEOs prior to the net exercise were as follows:

Name	Number of Shares Issued Before Net Exercise	Fair Market Value Realized On All Shares Initially Issued
Alfred M. Rankin, Jr.	17,095	$1,109,209
Kenneth C. Schilling	2,093	$135,804
Michael P. Brogan	5,732	$371,921
Colin Wilson	6,060	$393,203
Charles F. Pascarelli	2,456	$159,358
Rajiv K. Prasad	2,534	$164,419
Stock Options
We do not sponsor any stock option plans and the Company did not grant any stock options during the fiscal year ended December 31, 2014 to any person, including the NEOs.

Potential Payments Upon Termination/Change in Control
As discussed in “Employment and Severance Agreements and Change in Control Payments” on page 29, none of the NEOs, other than Mr. Pascarelli, is a party to an employment or severance agreement. The following change in control provisions are contained in the Incentive Plans, Excess Plans and Frozen Unfunded Plan:

•
the account balances as of the date of the change in control in the Cash Long-Term Plan, the Excess Plans and the Frozen Unfunded Plan will automatically be paid in the form of a lump sum payment in the event of a change in control of Hyster-Yale or the participant's employer; and

•
the change in control provisions under our Incentive Plans, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control, also provide for the payment of a pro-rated target award for the year of the change in control.

A “change in control” for purposes of these plans generally consists of any of the following provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Code:
(1) An acquisition of more than 50% of the voting securities of the Company or the voting securities of the subsidiary (for those employees of that particular subsidiary) other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders' agreement discussed under “Amount and Nature of Beneficial Ownership - Class B Common Stock” on page 44;
(2) The members of the Company's current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company's Board of Directors or, if applicable, the board of directors of a successor of the Company;
(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;
(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•
the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•
at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the NEOs under the table provided below, we have assumed that a change in control occurred on December 31, 2014. We believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON TERMINATION/CHANGE IN CONTROL

Name	Estimated Total Value of Payments Based on Incentive Plan Award Targets ($)(1)	Estimated Total Value of Payments Based on Accrued Balance in Cash Long-Term Plan ($)(2)	Estimated Total Value of Cash Payments Based on Accrued Balance in Excess Plans and Frozen Unfunded Plan ($)(3)	Estimated Total Value of all Payments ($)
Alfred M. Rankin, Jr.	$3,135,248	N/A	$376,866	$3,512,114
Kenneth C. Schilling	$482,589	N/A	$104,752	$587,341
Michael P. Brogan (4)	N/A	N/A	N/A	N/A
Colin Wilson	$1,019,792	$1,061,727	$1,634,202	$3,715,721
Charles F. Pascarelli (5)	$482,589	N/A	$83,527	$566,116
Rajiv K. Prasad	$512,474	$408,076	$105,375	$1,025,925

(1)
This column reflects the award targets for the NEOs under the Incentive Plans for 2014. Under the change in control provisions of the plans, they would have been entitled to receive their award targets for 2014 if a change in control had occurred on December 31, 2014. Awards under the Equity Long-Term Plan are denominated in dollars and the amounts shown in the above table reflect the dollar-denominated 2014 target awards (including the 15% increase to reflect the immediately taxable nature of the award). As described in note (4) to the Grants of Plan-Based Awards Table, the NEOs would receive approximately 35% of the value of the award in cash, and the remainder in shares of restricted stock.

(2)
This column reflects the December 31, 2014 account balances of Messrs. Wilson and Prasad for awards issued under the Cash Long-Term Plan for years prior to 2013. Under the change in control provisions of this plan, these NEOs would have been entitled to receive the acceleration of the payment of their entire account balances under the plan if a change in control had occurred on December 31, 2014. The amounts shown were earned for services performed in years prior to 2013 and were 100% vested prior to December 31, 2013. No additional amounts are paid due to a change in control. There are no accrued balances under the Equity Long-Term Plan.

(3)
This column reflects the account balances of the NEOs as of December 31, 2014 under the Excess Plans and the Frozen Unfunded Plan. Under the change in control provisions of those plans, the NEOs would have been entitled to receive payment of their entire account balances if a change in control had occurred on December 31, 2014. No additional amounts are paid due to a change in control. The majority of the amount shown for Mr. Wilson is 100% vested and was earned for services performed in years prior to 2014. Only a small portion of his account balance represents benefits earned for services performed in 2014. Each of these plans are discussed in more detail under “Nonqualified Deferred Compensation Benefits” below.

(4)
Because Mr. Brogan retired from the Company effective August 31, 2014, he would not have been entitled to any potential change in control payments under the Company's plans if a change in control had occurred on December 31, 2014.

(5)
Mr. Pascarelli has a contractual severance agreement with NMHG that he entered into when he was hired on March 13, 2013. Under this agreement, Mr. Pascarelli is entitled to receive severance benefits equal to a portion of his base salary if he is involuntarily terminated for reasons other than cause within 2 years of his date of hire. If Mr. Pascarelli had been involuntarily terminated on December 31, 2014, he would have been entitled to a lump sum severance payment of approximately $77,000. Mr. Pascarelli's severance agreement expires in March 2015.

Nonqualified Deferred Compensation Benefits
The following table sets forth information concerning benefits earned by, and paid to, the NEOs under our nonqualified defined contribution and deferred compensation plans as of December 31, 2014.

NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2014

Name	Plan Name	Executive Contributions in 2014 ($)(1)	Employer Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(2)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at December 31, 2014 ($)
Alfred M. Rankin, Jr.	Executive Excess Plan	$0	$326,984	$49,883	$532,616(3)	$376,867(4)
Kenneth C. Schilling	Excess Plan	$37,472	$54,536	$12,744	$86,116(3)	$104,752(4)
Michael P. Brogan	Excess Plan	$54,285	$157,162	$33,235	$305,891(3)	$244,682(4)
	Frozen Unfunded Plan	$0(5)	$0(5)	$42,956	$117,218(6)	$1,069,687(7)
	Cash Long-Term Plan	$0(5)	$0(5)	$113,315	$898,613	$1,994,453(8)
Colin Wilson	Excess Plan	$75,022	$156,271	$32,749	$225,316(3)	$264,042(4)
	Frozen Unfunded Plan	$0(5)	$0(5)	$55,533	$126,497(6)	$1,370,160(7)
	Cash Long-Term Plan	$0(5)	$0(5)	$69,607	$473,902	$1,061,727(8)
Charles F. Pascarelli	Excess Plan	$20,072	$52,279	$11,176	$0	$83,527(4)
Rajiv K. Prasad	Excess Plan	$24,729	$66,514	$14,132	$67,227(3)	$105,375(4)
	Cash Long-Term Plan	$0(5)	$0(5)	$26,754	$136,349	$408,076(8)

(1)	These amounts, which were otherwise payable in 2014 but were deferred at the election of the executives, are included in the Summary Compensation Table.

(2)	All employer contributions and the above-market earnings portion of the amounts shown in the "Aggregate Earnings" column are included in the Summary Compensation Table.

(3)
The NEOs each receive payment of the amounts earned under the Excess Plans for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2013 were made in 2014, they are reflected as a distribution in 2014. Because the payments for 2014 were made in 2015, they are reflected in the NEO's aggregate balance as of December 31, 2014 and are not reflected as a distribution in 2014.

(4)
$366,795 of Mr. Rankin's account balance, $102,477 of Mr. Schilling's account balance, $238,285 of Mr. Brogan's account balance, $257,837 of Mr. Wilson's account balance, $102,974 of Mr. Prasad's account balance and $81,687 of Mr. Pascarelli's account balance is reported in the 2014 Summary Compensation Table. Because the entire account balance under the Excess Plans is paid out each year, none of their current account balance was previously reported in prior Summary Compensation Tables.

(5)	No additional contributions (other than interest credits) are made to the Frozen Unfunded Plan. The NEOs did not participate in the Cash Long-Term Plan in 2014.

(6)
The interest that is accrued under the Frozen Unfunded Plan each calendar year is paid no later than March 15th of the following year. Because the interest that was credited to their accounts for 2013 was paid in 2014, it is reflected as a distribution for 2014.

(7)
$10,038 of Mr. Brogan's account balance and $13,384 of Mr. Wilson's account balance is reported in the 2014 Summary Compensation Table. In addition, $817,008 of Mr. Brogan's account balance and $246,480 of Mr. Wilson's account balance was previously reported in prior summary compensation tables of the Company or NACCO.

(8)
Messrs. Brogan, Wilson and Prasad participated in the Cash Long-Term Plan for periods prior to 2013. $53,002 of Mr. Brogan's account balance, $37,798 of Mr. Wilson's account balance and $14,528 of Mr. Prasad's account balance is reported in the 2014 Summary Compensation Table. In addition, $2,618,158 of Mr. Brogan's account balance, $1,069,720 of Mr. Wilson's account balance and $48,400 of Mr. Prasad's account balance was previously reported in prior summary compensation tables of the Company or NACCO.

Description of Nonqualified Deferred Compensation Plans
Refer to “Retirement Plans” on page 27 for a detailed discussion of the terms of our nonqualified deferred compensation plans. The following is a summary of special rules that apply under each plan that are not otherwise described therein.
Executive Excess Plan: In addition to the substitute matching and profit sharing benefits previously described, Mr. Rankin also annually receives a benefit of $37,710 credited to his account under the Executive Excess Plan.
Frozen Unfunded Plan: From August 1, 1999 through September 20, 2002, Mr. Brogan was not eligible to participate in our tax-favored 401(k) plan and from January 1, 2000 through May 31, 2000, Mr. Wilson was not eligible to participate in our tax-favored 401(k) plan. Instead, they deferred a portion of their salary and bonus under the Frozen Unfunded Plan. When they became participants in the U.S. qualified 401(k) plan, these additional deferrals ceased.
Cash Long-Term Plan: The awards granted under the Cash Long-Term Plan are subject to the following rules:

•	The awards are immediately vested as of the grant date of the award (which is the January 1st following the end of the performance period).

•	Once granted, awards are not subject to any forfeiture or risk of forfeiture.

•
Awards approved by the Compensation Committee for a calendar year are credited to separate sub-accounts established for each participant for each award year. During 2014, the sub-accounts were credited with 2% interest during the year. If a participant remained actively employed through 2014, additional interest was credited based on the chart that converted the payout factor under the Cash Long-Term Plan to a specified interest rate, with a maximum of 14% maximum per year.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.

Defined Benefit Pension Plans
The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the NEOs under our qualified and nonqualified pension plans.
PENSION BENEFITS
As of Fiscal Year Ended December 31, 2014

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alfred M. Rankin, Jr.	N/A (1)	N/A		N/A	N/A
Kenneth C. Schilling	N/A (1)	N/A		N/A	N/A
Michael P. Brogan	The UK Plan	15.10		$1,486,180	$0
	The UK Excess Plan	18.25	(2)	$166,642	$2,946
Colin Wilson	The UK Plan	6.60	(3)	$395,793	$0
Charles F. Pascarelli	N/A (1)	N/A		N/A	N/A
Rajiv K. Prasad	N/A (1)	N/A		N/A	N/A

(1)	Messrs. Rankin, Schilling, Prasad and Pascarelli have never participated in any of our defined benefit pension plans.

(2)
For Mr. Brogan, the number of years of credited service taken into account to determine pension benefits under the statutorily-approved pension plan for U.K. employees (the "UK Plan"), was frozen as of October 1, 2002 and the number of years of credited service taken into account to determine pension benefits under a nonqualified U.S. plan for Mr. Brogan (the "UK Excess Plan"), was frozen as of December 31, 2005.

(3)	For Mr. Wilson, the number of years of credited service taken into account to determine pension benefits under the UK Plan was frozen as of May 31, 1995.
Description of Pension Plans
Messrs. Rankin, Schilling, Prasad and Pascarelli do not participate in any of our pension plans. Messrs. Brogan and Wilson are entitled to receive frozen pension benefits that are 100% vested.
The amounts shown above were determined as of December 31, 2014, which is the measurement date for pension benefits that is used in our financial statements. In determining the present value of the pension benefits under both plans, a discount rate of (i) 3.60% for the UK Plan and (ii) 3.65% for the UK Excess Plan and an assumed retirement age of 65 with no pre-retirement decrement was used. The following additional material assumptions were used in the calculations:

•	For the UK Excess Plan, the RP2014 mortality table with MP2014 mortality improvements, no collar adjustment and fully generational; and

•	For the UK Plan, the SAPS series mortality table, year of use 2014, with a 1.25 multiplier and an annual cost-of-living adjustment of 2.0% (in-payment and in-deferment).
Mr. Brogan was a participant in the UK Plan for periods prior to October 1, 2002 and Mr. Wilson was a participant in the UK Plan for periods prior to May 31, 1995. Their pension benefits in the UK Plan are generally computed under the following formula: 1/45th of “final average pay” multiplied by years of credited service before June 30, 2004 plus 1/60th of “final average pay” multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, “final average pay” is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding October 1, 2002 for Mr. Brogan and the ten years preceding May 31, 1995 for Mr. Wilson. For purposes of the UK Plan, “pay” is generally a participant’s annual salary excluding bonuses, commissions, overtime payments and shift allowances less a U.K. based national insurance contributions deduction. Mr. Wilson is eligible for unreduced early retirement benefits under the UK Plan. Pension payments are paid in the form of a monthly annuity with survivorship protection.
For periods on and after October 1, 2002, Mr. Brogan became a participant in the UK Excess Plan. Effective December 31, 2005, benefit accruals under the UK Excess Plan were permanently frozen. Mr. Brogan’s pension benefit under the UK Excess Plan is equal to the benefit that would have been payable under the UK Plan had Mr. Brogan continued to participate in such plan until December 31, 2005, reduced by the actual UK Plan benefit and the actuarial equivalent of certain of the U.S. retirement benefits provided under our tax-favored 401(k) plan and the Frozen Unfunded Plan. The benefits under the UK Excess Plan are automatically paid in the form of a monthly annuity, commencing at Mr. Brogan’s termination of employment. Alternatively, Mr. Brogan may elect a lump sum payment (less a 10% penalty). Mr. Brogan's entire UK Excess Plan benefit is grandfathered under Code Section 409A and he began receiving monthly payments from the Plan on October 1, 2014, which was the first day of the second month following his retirement on August 31, 2014 in accordance with the terms of the Plan. Mr. Wilson is not a participant in the UK Excess Plan.

BENEFICIAL OWNERSHIP OF CLASS A COMMON AND CLASS B COMMON
Set forth in the following tables is the indicated information as of March 2, 2015 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B Common and (3) the beneficial ownership of Class A Common and Class B Common by our directors, NEOs and all of our executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.
Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

Amount and Nature of Beneficial Ownership

Class A Common Stock
Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	Class A	797,795	(2)	—		797,795	(2)	6.46%
LSV Asset Management (3) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	751,822	(3)	—		751,822	(3)	6.09%
Black Rock Inc. (4) 40 East 52nd Street New York, NY 10022	Class A	719,887	(4)	—		719,887	(4)	5.83%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	345,163	(5)	326,532	(5)	671,695	(5)	5.44%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, PA 19355	Class A	607,679		13,047		620,726		5.03%
John C. Butler, Jr. (7)	Class A	31,344		1,158,907	(8)	1,190,251	(8)	9.64%
Carolyn Corvi (7)	Class A	2,272		—		2,272		—
John P. Jumper (7)	Class A	2,598		—		2,598		—
Dennis W. LaBarre (7)	Class A	11,696		—		11,696		—
F. Joseph Loughrey (7)	Class A	1,019		—		1,019		—
Alfred M. Rankin, Jr.	Class A	256,113		1,135,823	(9)	1,391,936	(9)	11.27%
Claiborne R. Rankin (7)	Class A	126,124		1,090,345	(10)	1,216,469	(10)	9.85%
Michael E. Shannon (7)	Class A	14,186		—		14,186		0.11%
John M. Stropki (7)	Class A	1,805		—		1,805		—
Britton T. Taplin (7)	Class A	30,378		332,287	(11)	362,665	(11)	2.94%
Eugene Wong (7)	Class A	9,870		—		9,870		—
Kenneth C. Schilling	Class A	26,968		—		26,968		0.22%
Michael P. Brogan	Class A	22,258		—		22,258		0.18%
Colin Wilson	Class A	16,112		—		16,112		0.13%
Charles Pascarelli	Class A	6,033		—		6,033		—
Rajiv K. Prasad	Class A	7,468		—		7,468		—
All executive officers and directors as a group (27 persons)	Class A	641,357		1,564,452	(12)	2,205,809	(12)	17.86%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G/A, which was filed with the SEC with respect to Class A Common on February 5, 2015 reported that Dimensional Fund Advisors LP ("Dimensional"), may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which own the shares of Class A Common. Such investment companies, trusts and accounts are referred to collectively as the Dimensional Funds. In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser, sub-adviser or manager, Dimensional possesses the sole power to vote 775,146 shares of Class A Common and the sole power to invest 797,795 shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the SEC with respect to Class A Common on February 12, 2015 reported that LSV Asset Management is the beneficial owner of 751,822 shares of Class A Common, has sole voting power over 398,181 shares of Class A Common and has sole dispositive power over 751,822 shares of Class A Common and may be deemed to beneficially own the shares of Class A Common reported above as a result of being an investment adviser.

(4)
A Schedule 13G/A filed with the SEC with respect to Class A Common on January 12, 2015 reported that BlackRock, Inc. is the beneficial owner of 719,887 shares of Class A Common and has sole voting power over 684,526 shares of Class A Common and sole dispositive power of 719,887 shares of Class A Common.

(5)
Beatrice B. Taplin may be deemed to be a member of a “group,” as defined under the Exchange Act, as a result of holding interests in Abigail LLC ("Abigail"). Ms. Taplin, therefore, may be deemed to beneficially own and share the power to vote 326,532 shares of Class A Common held by Abigail. Ms. Taplin disclaims beneficial ownership of such shares to the extent in excess of her pecuniary interests in such entity.

(6)
A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2015 reported that The Vanguard Group, Inc. is the beneficial owner of 620,726 shares of Class A Common, has sole voting power over 14,047 shares of Class A Common, has sole dispositive power over 607,679 shares of Class A Common and has shared dispositive power over 13,047 shares of Class A Common. According to the report, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., subsidiaries of The Vanguard Group, Inc., beneficially own shares of Class A Common reported by The Vanguard Group, Inc. Vanguard Fiduciary Trust Company is the beneficial owner of 13,047 shares of Class A Common as a result of it serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 1,000 shares of Class A Common as a result of it serving as investment manager of Australian investment offerings.

(7)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after March 2, 2015. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2015 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2015.

(8)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (9) below, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates (as defined below). In addition, Mr. Butler may be deemed to be a member of a group described in note (9) below, as defined under the Exchange Act, as a result of partnership interests in Rankin I (as defined below) and Rankin IV (as defined below) held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Associates and 400,000 shares of Class A Common held by Rankin IV. Included in the table above for Mr. Butler are 1,158,907 shares of Class A Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Associates, and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(9)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P. (" Associates"), which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. ("RMI"), the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Associates. Although Associates holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through his trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Associates. Mr. Rankin may be deemed to be a member of Rankin Associates I, L.P. ("Rankin I"), and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A Common held by Rankin I. Although Rankin I holds the 338,756 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P. (" Rankin IV"). As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class A Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class A Common it does not have any power to vote or dispose of such shares of Class A Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all the partnership interests of Rankin I. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class A Common, other than pursuant to a share for share exchange to acquire Class B Common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. Included in the table above for Mr. Rankin are 1,135,823 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(10)
Claiborne R. Rankin may be deemed to be a member of the group described in note (9) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. Rankin may be deemed to be a member of the group described in Note (9) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Rankin may be deemed to be a member of a group described in note (9) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 338,756 shares of Class A Common held by Rankin I, 338,295 shares of Class A Common held by Associates and 400,000 shares of Class A Common held by Rankin IV. Included in the table above for Mr. Rankin are 1,090,345 shares of Class A Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(11)
Britton T. Taplin may be deemed to be a member of a "group," described in note (5) as a result of holding interests in Abigail. Mr. Taplin, therefore, beneficially owns and shares the power to vote 326,532 shares of Class A Common held by Abigail. Mr. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in such entity. Mr. Taplin also is deemed to share with his spouse voting and investment power over 5,755 shares of Class A Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(12)
The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Butler has disclaimed beneficial ownership in note (8) above. Mr. A. Rankin has disclaimed beneficial ownership in note (9) above, Mr. C. Rankin has disclaimed beneficial ownership in note (10) above and Mr. B. Taplin has disclaimed beneficial ownership in note (11) above. As described in note (7) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 2, 2015 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock
Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,302,756	(2)	83.41%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	680,523	(3)	—		680,523	(3)	17.19%
Rankin Associates I, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	605,986	(4)	15.30%
Rankin Associates IV, L.P., et al. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	400,000	(5)	10.10%
Rankin Associates II, L.P. et. al. (6) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	338,295	(6)	8.54%
J.C. Butler, Jr.	Class B	27,272	(7)	1,402,867	(7)	1,430,139	(7)	36.12%
Carolyn Corvi	Class B	—		—		—		—
John P. Jumper	Class B	326		—		326		—
Dennis W. LaBarre	Class B	9,424		—		9,424		0.24%
F. Joseph Loughrey	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	247,153	(8)	1,403,781	(8)	1,650,934	(8)	41.69%
Claiborne R. Rankin	Class B	123,760	(9)	1,367,163	(9)	1,490,923	(9)	37.65%
Michael E. Shannon	Class B	—		—		—		—
John M. Stropki	Class B	—		—		—		—
Britton T. Taplin	Class B	33,539		5,755	(10)	39,294	(10)	0.99%
Eugene Wong	Class B	5,812		—		5,812		0.15%
Kenneth C. Schilling	Class B	7,024		—		7,024		0.18%
Michael P. Brogan	Class B	—		—		—		—
Colin Wilson	Class B	—		—		—		—
Charles Pascarelli	Class B	—		—		—		—
Rajiv K. Prasad	Class B	—		—		—		—
All executive officers and directors as a group (27 persons)	Class B	466,810	(11)	1,491,004	(11)	1,957,814	(11)	49.44%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 17, 2015, (the "Stockholders 13D"), reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships (the "Signatories"), may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders' agreement, which is an aggregate of 3,302,756 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders' agreement constituted 83.41% of the Class B Common outstanding on March 2, 2015 or 63.57% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B Common.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 680,523 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 17, 2015, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 605,986 shares of Class B Common held by Rankin I. Although Rankin I holds the 605,986 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(5)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 7, 2015, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 17, 2015, reported that Associates and the trusts holding limited partnership interests in Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class B Common held by Associates. Although Associates holds the 338,295 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(7)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Butler may be deemed to be a member of a group described in notes (4) and (5) above, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of

Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Butler are 1,402,867 shares of Class B Common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Associates and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by J.C. Butler, Jr. is subject to the stockholders' agreement.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,403,781 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(9)
Claiborne R. Rankin may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B Common held by Rankin I, 338,295 shares of Class B Common held by Associates and 400,000 shares of Class B Common held by Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,367,163 shares of Class B Common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Claiborne R. Rankin is subject to the stockholders' agreement.

(10)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class B Common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(11)
The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Butler has disclaimed beneficial ownership in note (7) above, Mr. A. Rankin has disclaimed beneficial ownership in note (8) above, Mr. C. Rankin has disclaimed beneficial ownership in note (9) above and Mr. Taplin has disclaimed beneficial ownership in note (10) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne R. Rankin. J.C. Butler, Jr., an executive officer of NACCO and a director of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 2,352,382 shares, or 19.04%, of the Class A Common and 2,603,251 shares, or 65.74%, of the Class B Common outstanding on March 2, 2015. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 2,550,972 shares, or 20.65%, of the Class A Common and 2,638,337 shares, or 66.63%, of the Class B Common outstanding on March 2, 2015. Such shares of Class A Common and Class B Common together represent 55.70% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
Stockholder recommendations for nominees for election to our Board of Directors must be submitted to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at our offices on or before December 31 of each year in anticipation of the following year's annual meeting of stockholders. The NCG Committee will consider such recommendations if they are in writing and set forth the following information:

1.
The name and address of the stockholder recommending the candidate for consideration as such information appears on our records, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's beneficial ownership of such shares or such person's authority to act on behalf of such entity;

2.
Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our directors;

4.	The disclosure of any relationship the candidate being recommended has with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.
A description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.
A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual's background, education, experience and other qualifications and, in the event that the NCG Committee desires to do so, has consented to be named in our Proxy Statement and to serve as one of our directors, if elected.

We do not require our directors to possess any specific qualifications or specific qualities or skills. In evaluating director nominees, the NCG Committee will consider such factors as it deems appropriate, and other factors identified by our Board of Directors. The NCG Committee will consider the entirety of each proposed director nominee's credentials. The NCG Committee will generally consider a diverse number of factors such as judgment, skill, ethics, integrity, values, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character and the interplay of the candidate's experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new director candidates. In general, the NCG Committee's goal in selecting directors for nomination to our Board of Directors is to seek a well-balanced membership that combines a diversity of experience and skill in order to enable us to pursue our strategic objectives.
The NCG Committee will consider all information provided to it that is relevant to a candidate's nomination as one of our directors. Following such consideration, the NCG Committee may seek additional information regarding, and may request an interview with, any candidate. Based upon all such information, the NCG Committee will meet to determine whether to recommend the candidate to our Board of Directors. The NCG Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.
The NCG Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The NCG Committee regularly reviews the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the NCG Committee may consider various potential candidates. Candidates may be recommended by current members of our Board of Directors, third-party search firms or stockholders. No search firm was retained by the NCG Committee during the past fiscal year. The NCG Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with us. To preserve its impartiality, the NCG Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in our Proxy Statement and form of proxy relating to our next annual meeting must be received at our executive offices on or before November 25, 2015. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for us to include the matter in our Proxy Statement and proxy related to the next annual meeting must notify us on or after December 25, 2015 but on or before January 24, 2016 of such intention in accordance with the procedures set forth in our Bylaws. If we do not receive such notice within that time frame, the notice will be considered untimely. Our proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between December 25, 2015 and January 24, 2016. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or other forms of communication. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS
The directors know of no other matters which are likely to be brought before the meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.
Charles A. Bittenbender
Secretary
Cleveland, Ohio
March 24, 2015
It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.investorvote.com/HY) or by touch-tone telephone (1-800-652-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the annual meeting and vote in person, please contact our Vice President, Deputy General Counsel at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124-4069, or call (440) 449-9600 or email ir@hyster-yale.com.

HYSTER-YALE MATERIALS HANDLING

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 13, 2015.

Vote by Internet

- Go to **www.investorvote.com/HY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

01 - J.C. Butler, Jr.	02 - Carolyn Corvi	03 - John P. Jumper	04 - Dennis W. LaBarre
05 - F. Joseph Loughrey	06 - Alfred M. Rankin, Jr.	07 - Claiborne R. Rankin	08 - John M. Stropki
09 - Britton T. Taplin	10 - Eugene Wong		

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote FOR ALL EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08	09	10
☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Proposal to confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

020DQB

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of
Hyster-Yale Materials Handling, Inc. Stockholders

May 14, 2015, 9:00 a.m. Local Time
Hyster-Yale Materials Handling, Inc.
5875 Landerbrook Dr., Cleveland, OH 44124

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Hyster-Yale Materials Handling, Inc.

Notice of 2015 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2015

John P. Jumper, F. Joseph Loughrey and Alfred M. Rankin, Jr., or any of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. to be held on May 14, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)